Exhibit 2.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT dated as of October 29, 2003 (this “Agreement”), between ALTIVA CORPORATION, a Delaware corporation (the “Company”), on the one hand, and EXACTECH, INC., a Florida corporation (the “Investor”), on the other hand.

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to issue and sell to the Investor a number of shares (the “Initial Preferred Shares”) of the Series C Convertible Preferred Stock, $.01 par value (the “Series C Preferred Stock”), of the Company which is convertible into a number of shares of the Common Stock, $0.1 par value (the “Common Stock”), of the Company equal to 16.7% of the outstanding shares of the Company’s Common Stock assuming conversion of all outstanding shares of the Preferred Stock (as hereinafter defined) at the applicable conversion rate thereof which rate shall reflect all adjustments required to be made as a consequence of the issuances of the Series C Preferred Stock and the Note (as herein defined) hereunder, the issuance of the Series C Preferred Stock upon conversion of the Note, and the issuance of the Common Stock upon conversion of the Series C Preferred Stock, pursuant to the terms of the Preferred Stock, for an aggregate purchase price of One Million Dollars ($1,000,000) (the “Initial Purchase Price”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to obtain credit facilities from the Investor (i) in the form of loans (“Loans”) in a principal amount not to exceed an aggregate of Five Million Dollars ($5,000,000) (the “Maximum Loan Amount”), in order to fund Permitted Acquisitions (as hereinafter defined), which Loans shall be evidenced by the Company’s Convertible Promissory Note in the form attached hereto as Exhibit A (the “Note”) convertible into shares of the Series C Preferred Stock and (ii) in the form of a working capital line (the “Working Capital Line”) of credit in a principal amount not to exceed Six Million Dollars ($6,000,000) at any time outstanding or a guarantee or a related stand-by letter of credit facility (such guarantee or stand-by letter of credit collectively referred to herein as the “Guarantee”) thereof; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Investor is willing to purchase the Initial Preferred Shares, make Loans and extend the Working Capital Line or Guarantee;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I

THE PREFERRED SHARES AND LOANS

1.01 Issuance, Sale and Delivery of the Initial Preferred Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained set forth herein, the Company hereby agrees to issue and sell to the Investor, and the Investor hereby agrees to purchase from the Company at the Initial Closing (as hereinafter defined), the Initial Preferred Shares for an aggregate purchase price equal to the Initial Purchase Price in cash.

1.02 Initial Closing. The closing of the sale and purchase of the Initial Preferred Shares shall take place at a closing (the “Initial Closing”) to be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. (local time) on October 29, 2003 (the “Initial Closing Date”), or at such other place, date and time as may be mutually agreed upon by the Company and the Investor. At the Initial Closing:

(a) the Company shall deliver to the Investor:

(i) stock certificates registered in the name of the Investor representing the Initial Preferred Shares;

(ii) an opinion of counsel to the Company as to the matters set forth in Exhibit B attached hereto; and

(iii) such other documents and instruments as are required to be delivered to the Investor pursuant to Section 5.01 hereof; and

(b) the Investor shall deliver to the Company:

(i) the Initial Purchase Price by official bank check payable to the order of the Company or wire transfer to an account designated in writing by the Company to the Investor at least two business days prior to the Initial Closing; and

(ii) such other documents and instruments as are required to be delivered to the Company pursuant to Article 6 hereof.

1.03 Loan Commitment. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained set forth herein, the Investor hereby agrees to make one or more Loans to the Company in an amount not to exceed in the aggregate the Maximum Loan Amount. From time to time on any business day occurring after the Initial Closing Date but prior to the fifth anniversary of the Initial Closing Date, the Investor shall make a Loan to the Company in the amount requested by the Company to be made on such day pursuant to the terms and conditions of the Note, Section 1.04 hereof and Section 1.05 hereof.

1.04 Borrowing Procedure. In the event that the Company proposes to consummate a Permitted Acquisition using the proceeds of a Loan, the Company shall comply with the following procedures:

(a) the Company shall give written notice to the Investor of the proposed Permitted Acquisition at least 20 days prior to the anticipated date of the closing of such Permitted Acquisition, which notice shall set forth the material terms and conditions of the Permitted Acquisition, the maximum amount of the proposed Loan relating to such Permitted Acquisition and the proposed closing date of such Permitted Acquisition and shall be accompanied by the most current drafts of the acquisition documents with respect to such Permitted Acquisition; and

(b) the Company shall give written notice to the Investor of the closing of such Permitted Acquisition at least three business days prior to the date of such closing, which notice shall set forth the amount of the Loan requested by the Company to be made by the Investor, which amount shall not be greater than the amount set forth in the notice delivered by the Company to the Investor pursuant to Section 1.04(a) above unless otherwise agreed to by the Investor.

1.05 Additional Closings. Each Loan shall be made at a closing (each, an “Additional Closing”) to be held at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131 at 10:00 a.m. (local time) on the date of the closing of the Permitted Acquisition being funded with the proceeds of such Loan or at such other place, date and time as may be mutually agreed upon by the Company and the Investor (each such date being referred to as an “Additional Closing Date”). At each Additional Closing:

(a) the Company shall deliver to the Investor:

(i) a security agreement (each, a “Note Security Agreement”), duly executed by the Company and each Subsidiary, if any, of the Company formed or acquired in connection with the Permitted Acquisition being funded, securing the obligations of the Company under the Note, each such Note Security Agreement to be in the form of Exhibit C attached hereto; and

(ii) such other documents and instruments as are required to be delivered to the Investor pursuant to Section 5.02 hereof; and

(b) the Investor shall make available to the Company the proceeds of the Loan requested by the Company to be made on such applicable closing date pursuant to Section 1.04(b) above.

1.06 Issuance of Additional Preferred Shares. In the event that at any time after the date of this Agreement the Company issues to any person other than the Investor any shares of its capital stock, including without limitation shares of capital stock convertible into shares of the Company’s capital stock or shares issued upon the exercise of outstanding options and warrants or issued pursuant to adjustments under the anti-dilution rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any security of the Company, then unless the Investor shall otherwise agree, the Company shall issue to the Investor for no additional consideration a number of additional shares of Series C Preferred Stock (“Additional Preferred Shares” and, together with the Initial Preferred Shares and the Preferred Conversion Shares (as hereinafter defined), the “Preferred Shares”) equal to that number of shares that when added to the number of shares held by the Investor immediately prior to such issuance will be convertible into a number of shares of Common Stock equal to the percentage of the outstanding shares of the Company’s Common Stock issuable to the Investor upon conversion of the Series C Preferred Stock immediately prior to such issuance assuming conversion of all outstanding shares of the Preferred Stock. The foregoing shall not apply to issuances of capital stock by the Company solely for the purpose of raising sufficient funds to allow the Company to exercise its right of first refusal pursuant to the Stockholders Agreement (as defined below), subject to the limitations set forth in Section 2.3(i) of the Stockholders Agreement.

1.07 Transfer of Preferred Shares, Conversion Shares and Note. Subject to the terms and conditions of this Agreement and the Other Transaction Documents (as hereinafter defined), a registered holder of the Preferred Shares, the Conversion Shares (as hereinafter defined) and the Note may surrender the certificates representing such Preferred Shares, such Conversion Shares or the Note, as the case may be, at the principal office of the Company for transfer or exchange, and promptly after such surrender and without expense (other than transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another certificate or certificates or Note, as the case may be, in such denominations and with such notations and/or endorsements as requested by the registered holder, for the same aggregate number of Preferred Shares or Conversion Shares or the same aggregate principal amount of Note, as the case may be. Each new certificate or Note, as the case may be, shall be registered in the name of such Person or Persons, or registered assigns, as the registered holder of such surrendered certificate or certificates or Note, as the case may be, may designate (including, without limitation, affiliates of such registered holder), provided that such transfer or assignment is permitted by the terms of this Agreement and the Other Transaction Documents.

Prior to any proposed transfer of Preferred Shares, Conversion Shares or Note, the Company may request an opinion of counsel to be obtained at the expense of the Company reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Act and applicable state securities laws and, if so requested, the Company shall be entitled to refuse such transfer until receipt of such opinion.

1.08 Option to Purchase Additional Shares of Series C Preferred Stock. The Company hereby grants to the Investor an option to purchase shares of Series C Preferred Stock upon the terms set forth in this Section 1.08 (the “Option”). At any time during the period in which the Investor is entitled to convert the outstanding principal under the Note into shares of Series C Preferred Stock, if the aggregate principal amount of Loans made by the Investor to the Company at such time (the “Aggregate Loan Amount”) is less than the Maximum Loan Amount then the Investor shall have the option and be entitled to purchase from the Company a number of shares of Series C Preferred Stock (the “Option Preferred Shares”) that is convertible, by its terms, into that number of shares of Common Stock equal to the applicable Conversion

Allocation (as defined in the Note) obtained from the conversion of an amount of Loans equal to the difference between the Maximum Loan Amount and the Aggregate Loan Amount (the “Loan Difference”). The Exercise Price of the Option (the “Exercise Price”) shall be the Loan Difference. The Option granted pursuant to this Section 1.08 may be exercised pursuant to substantially the same procedures (e.g., notices of exercise, etc.) as those set forth in the Note regarding conversion of the principal amount under the Note into shares of Series C Preferred Stock. The Investor shall make full payment of the aggregate Exercise Price concurrently with receipt of a stock certificate or certificates evidencing the shares of Series C Preferred Stock for which the Investor exercises the Option. The Exercise Price shall be paid by certified or official bank check or wire transfer of immediately available funds. The Investor shall not be deemed to be a holder of any shares of Series C Preferred Stock subject to the Option unless and until a stock certificate or certificates for such shares are issued to the Investor in accordance with the terms hereof and, until delivery of such stock certificate or certificates to Investor, the Investor shall not be obligated to pay any funds to the Company in connection with the exercise of the Option.

1.09 Replacement of the Certificates or Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Preferred Shares or Conversion Shares or of the Note and, if requested by the Company in the case of such loss, theft or destruction, upon delivery of any indemnity bond or other agreement or security reasonably satisfactory to the Company or, in the case of such mutilation, upon surrender and cancellation of such certificate or Note, as the case may be, without the delivery of any indemnity bond or other agreement or security, the Company will issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificate or Note, as the case may be, a new certificate or Note, as the case may be, of like tenor and amount.

1.10 Definition of Permitted Acquisition. As used herein the term “Permitted Acquisition” shall mean the acquisition by the Company of all or any portion of, or certain rights related to, the stock or assets of any corporation or other entity engaged in the business of manufacturing, selling, developing or distributing spine or spine-related medical products or accessories pursuant to an asset or stock purchase, merger or other business combination transaction, license arrangement or distribution agreement on terms and conditions approved by the Investor, which approval shall not be unreasonably withheld.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Investor to enter into this Agreement, to purchase the Initial Preferred Shares and to make Loans hereunder, the Company hereby represents and warrants to the Investor as follows:

2.01 Incorporation, Qualification and Corporate Power.

(a) Each of the Company and its subsidiaries, whether existing as of the date hereof or formed or acquired in the future (the “Subsidiaries”), is a duly incorporated and validly existing corporation and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and corporate authority for the ownership and operations of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary except where failure to be so qualified does not have, individually or in the aggregate, a material adverse effect on the business, assets or financial condition of the Company or any of its Subsidiaries (a “Material Adverse Effect”). The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Note to be executed pursuant hereto, the Note Security Agreements, the Guarantee Security Agreement (as hereinafter defined) and the Stockholders Agreement (as hereinafter defined), (the Note, the Note Security Agreements, the Guarantee Security Agreement and the Stockholders Agreement are collectively referred to herein as the “Other Transaction Documents” and this Agreement and the Other Transaction Documents are collectively referred to herein as the “Transaction Documents”), to perform all its obligations hereunder and thereunder, to issue, sell and deliver the Preferred Shares and the Note and to issue and deliver the shares of Series C Preferred Stock issuable upon conversion of the Note and exercise of the Option granted under Section 1.08 hereof (together with the Option Preferred Shares, the “Preferred Conversion Shares”) and to issue, sell and deliver the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the “Common Conversion Shares” and, together with the Preferred Conversion Shares, the “Conversion Shares”).

(b) As of the date hereof, the Company has no Subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation, or (ii) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

2.02 Authorization of Agreements, etc. The execution and delivery by the Company of this Agreement and the Other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Note and the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company or any of its Subsidiaries, (ii) the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or charter of its Subsidiaries, (iii) the Bylaws of the Company or its Subsidiaries, or (iv) any provision of any mortgage, lease, indenture, agreement or other instrument to which the Company or its Subsidiaries is a party or by which the Company or any of its properties or assets is bound, except for those violations of law or agreements and instruments that do not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby, (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such mortgage, lease, indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries, except for those conflicts, breaches or defaults that do not, individually or in the aggregate, have a Material Adverse Effect or adversely affect consummation of the transactions contemplated hereby, or (z) require any consent be obtained from any party to such mortgage, lease, indenture, agreement or other instrument.

2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.04 Authorized Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 70,000,000 shares of preferred stock, $.01 par value (the “Preferred Stock”), of which (A) 1,000,000 shares have been designated Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock),” of which (B) 10,000,000 shares have been designated Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”), of which (C) 52,000,000 shares have been designated Series C Convertible Preferred Stock and of which (D) 7,000,000 shares have been designated Series C-1 Convertible Preferred Stock, and (ii) 100,000,000 shares of Common Stock. As of the date hereof, 927,550 shares of Series A Convertible Preferred Stock are issued and outstanding, 8,562,003 shares of Series B Convertible Preferred Stock are issued and outstanding, no shares of Series C Preferred Stock are issued and outstanding, no shares of Series C-1 Preferred Stock are issued and outstanding and 4,844,781 shares of Common Stock are issued and outstanding. All of the issued and outstanding shares of Preferred Stock and Common Stock are owned of record and, to the best knowledge of the Company, beneficially as set forth on Schedule 2.04(a). All issued and outstanding shares of Common Stock and Preferred Stock of the Company are duly authorized and validly issued, and are fully paid and nonassessable.

(b) The Preferred Shares have been duly authorized and, when issued, sold and delivered in accordance with this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever. The Preferred Conversion Shares have been duly reserved for issuance upon conversion of the Note, exercise of the Option, and the Common Conversion Shares have been duly reserved for issuance upon conversion of the Series C Preferred Stock, and, when so issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges and encumbrances of any nature whatsoever. Except as set forth in Schedule 2.04(b), neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company, or to any right of first refusal or other right in favor of any Person.

(c) The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company is as set forth in the Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are in accordance with all applicable laws and are legal, valid and binding obligations of the Company. Except as set forth in Schedule 2.04(c), (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the best of the Company’s knowledge, from any other Person or entity) any equity securities of the Company is authorized or outstanding, and (ii) there are no additional commitments by the Company to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets. Except as provided for in the Certificate of Incorporation, the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(d) Except as set forth on Schedule 2.04(d), to the best of the Company’s knowledge, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights (statutory or contractual) or proxies relating to any securities of the Company (whether or not the Company is a party thereto). Except as set forth in Schedule 2.04(d), there are no restrictions on the transfer of shares of capital stock of the Company, other than those imposed by relevant Federal and state securities laws and pursuant to the Other Transaction Documents. Except as set forth on Schedule 2.04(d), neither the issuance of the Preferred Shares nor the Conversion Shares will result in any adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants, or other rights to acquire any security of the Company. The offer and sale of all outstanding shares of capital stock and other securities of the Company complied, in all material respects, with Federal and applicable state securities laws.

2.05 Financial Statements; Liabilities. Attached hereto as Schedule 2.05 are the audited balance sheets and the related statements of income, stockholders’ equity and cash flows (including the related notes and schedules thereto and reports of independent auditors) of the Company as of and for the period ended December 31, 2002 and December 31, 2001, and unaudited balance sheet and the related statement of income, stockholders’ equity and cash flows as of and for the six month period ended June 30, 2003 (collectively, the “Financial Statements”). The Financial Statements of the Company present fairly the financial position of the Company as at the dates thereof and its results of operations for the periods covered thereby and have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) consistently applied. Except as expressly set forth in the Financial Statements or Schedule 2.05, (i) the Company has no liabilities, commitments or obligations, of any nature, whether absolute, accrued, contingent or otherwise and whether or not of a type required to be set forth on a balance sheet prepared in accordance with GAAP other than (a) liabilities incurred in the ordinary course of business (it being understood the business of the Company is manufacturing, selling, developing or distributing spine or spine-related medical products or accessories and the NTR Dental Device and related accessories) (“Ordinary Course of Business”) subsequent to June 30, 2003 and (b) obligations under contracts and commitments incurred in the Ordinary Course of Business and not required under GAAP to be reflected in the Financial Statements; (ii) since December 31, 2002, there has been no material adverse change in the assets, business, liabilities, properties, condition (financial or otherwise) or results of operations of the Company; (iii) since December 31, 2002, neither the business, condition or operations of the Company nor any of its properties or assets has been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) since December 31, 2002, the Company has not entered into any transaction outside of the Ordinary Course of Business or, except as set forth in Schedule 2.05, made any distribution on its capital stock or other ownership interest. As of the date hereof, the Company has cash in an amount equal to no less than seven hundred seventy five thousand dollars ($775,000).

2.06 Litigation, Compliance with Law. Except as set forth in Schedule 2.06(a), there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company or any of its Subsidiaries pending under collective bargaining agreements or otherwise; or (iii) to the best of the Company’s knowledge, governmental inquiry pending or threatened against or affecting the Company or any of its Subsidiaries (including, without limitation, any inquiry as to the qualification of the Company or a Subsidiary of the Company to hold or receive any license or permit). Neither the Company nor any of its Subsidiaries is in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company or its Subsidiaries of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth in Schedule 2.06(b), there is no action or suit by the Company or its Subsidiaries pending or threatened against others. Each of the Company and its Subsidiaries has complied in all respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except where failure to so comply does not have a Material Adverse Effect, and each of the Company and its Subsidiaries has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict the Company or any of its Subsidiaries from, or otherwise materially adversely affect any of the Company or its Subsidiaries in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

2.07 Proprietary Information of Third Parties. Except as set forth in Schedule 2.07, to the best of the Company’s knowledge, no third party has claimed that any Person employed by or affiliated with any of the Company or its Subsidiaries has (a) violated or may be violating to any extent any of the terms or conditions of such Person’s employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

2.08 Title to Assets. Except as set forth in Schedule 2.08, each of the Company and its Subsidiaries has valid and defensible title to all of its assets free of any liens, charges or encumbrances of any kind whatsoever. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries is in compliance, in all material respects, under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect. The assets are in good condition and repair (subject to routine maintenance and repair for similar assets of like age and use) and are usable in the Ordinary Course of Business. Except as set forth on Schedule 2.08, as of the Initial Closing, all of the assets are located at the premises of the Company.

2.09 Insurance. The Company is insured against such risks and in such amounts as are customary for companies of a similar size in a similar industry. All of the insurance policies, binders, or bonds maintained by the Company are in full force and effect, and the Company is not in default thereunder; and all claims thereunder have been filed in due and timely fashion. Set forth on Schedule 2.09 is a list of all insurance policies maintained by or for the benefit of the Company or any of its respective directors, officers, employees or agents, together with any claims made under such policies during the previous 12 months.

2.10 Taxes. Except as set forth in Schedule 2.10, the Company has prepared and timely filed all Federal, state and other tax returns required by law to be filed by it, and all taxes (including all withholding taxes) shown to be due and all additional assessments have been paid or provisions made therefor. Such tax returns were true, complete and accurate in all material respects. The Company knows of no additional assessments or adjustments pending or threatened against the Company for any period, nor of any basis for any such assessment or adjustment. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. As of the date hereof, the Company’s tax returns are not the subject of an audit or other examination by the Internal Revenue Service or the appropriate state, local or foreign taxing authority. There is no tax sharing, allocation, or indemnity agreement, or similar contract or arrangement (whether or not written) that will require any payment by the Company after the date of this Agreement. Since January 1, 1999, the federal and state income or franchise tax returns of the Company have not been audited by the Internal Revenue Service or relevant state tax authorities for any applicable taxable years.

2.11 Material Agreements. Except as set forth in Schedule 2.11, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate is material to the business, financial condition, operations or property of the Company and its Subsidiaries, including, without limitation:

(a) contract or agreement which is not terminable on less than ninety (90) days notice without cost or other liability to the Company or its Subsidiaries;

(b) contract which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the standard form contracts of the Company or its Subsidiaries;

(c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

(d) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company or its Subsidiaries to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or the Subsidiaries to meet its obligations under the contract when due or the occurrence of any other event;

(e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of $10,000 in the aggregate;

(f) contract for the employment of any officer, employee or other Person on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company or a Subsidiary;

(g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

(h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or a Subsidiary;

(i) guaranty of any obligation for borrowed money or otherwise;

(j) voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

(k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

(m) assignment, license or other agreement with respect to any form of intangible property involving in the aggregate more than $10,000 in payments;

(n) agreement under which it has granted any Person any registration rights;

(o) agreement under which it has limited or restricted its right to compete with any Person;

(p) other contract or group of related contracts with the same party involving more than $10,000, which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less;

(q) leases for office facilities and office equipment; or

(r) any other material contract or agreement which was not negotiated by the Company or a Subsidiary at arm’s length, including, without limitation, any contract or agreement with any Affiliate (as hereafter defined).

Each of the Company and its Subsidiaries has performed in all material respects all the obligations required to be performed by it to date, has received no notice of default and is not in default (with due notice or lapse of time or both) under any lease, agreement or contract described in Schedule 2.11. The Company has no knowledge of any breach or anticipated breach by the other party to any lease, agreement or contract described in Schedule 2.11. Each of the Company and its Subsidiaries is in full compliance with all of the terms and provisions of its charter and Bylaws, each as amended.

2.12 Intellectual Property Assets. Set forth in Schedule 2.12 is a list of all patents, patent rights, patent applications (collectively, the “Patents”), trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or its Subsidiaries, or of which the Company or its Subsidiaries is a licensor or licensee or in which the Company or its Subsidiaries has any right (collectively, the “Intellectual Property”). The assets comprising the Intellectual Property are all those necessary for the operation of the Company’s business as it is currently conducted. Each of the Company and its Subsidiaries is the owner or licensee of all right, title and interest in and to each item of the Intellectual Property, free and clear of all liens and encumbrances, and has the right to use such Intellectual Property without payment to a third party, other than in respect of licenses listed in Schedule 2.12 and without any conflict with or infringement of the rights of others. No claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company and its Subsidiaries infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Schedule 2.12, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or its Subsidiaries otherwise have the right to use, is invalid or unenforceable by the Company or Subsidiaries, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Neither the Company nor its Subsidiaries has granted or assigned to any other Person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company. Except as set forth in Schedule 2.12, neither the Company nor its Subsidiaries has any obligation to compensate any Person for the use of any Intellectual Property nor has the Company granted to any Person any license or other rights to use in any manner any Intellectual Property of the Company. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the best of the Company’s knowledge, there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to the best of the Company’s knowledge, has been challenged or threatened in any materially adverse manner and, to the best of the Company’s knowledge, none of the products manufactured or sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any Patent or other proprietary right of any other person. All products made, used or sold under the Patents have been marked with the proper patent notice.

2.13 Investments in Other Persons. Except as set forth in Schedule 2.13, neither the Company nor any Subsidiary has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company or any Subsidiary obligated or committed to make any such loan or advance, nor does the Company or any Subsidiary own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person.

2.14 Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Except as set forth in Schedule 2.14, neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the Ordinary Course of Business.

2.15 Governmental Approvals. Except as set forth in Schedule 2.15 hereto, no authorization, consent, approval, license, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, any of the Other Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion of the Note, exercise of the Option or conversion of the Series C Preferred Stock, the issuance and delivery of the Conversion Shares other than filings pursuant to Federal and state securities laws (all of which filings have been made or will be made by the Company) in connection with the sale of the Note and the Preferred Shares.

2.16 Disclosure. The Company’s representations and warranties in this Agreement, in the Schedules and Exhibits to this Agreement and in any certificate delivered in accordance herewith do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein taken as a whole, not misleading, as of the date on which made or reaffirmed.

2.17 Offering of the Preferred Shares and the Note. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which would require the integration of such security offering with the sale of the Preferred Shares, the grant of the Option and the issuance of the Note hereunder under the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations of the SEC thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares, the Option, the Note or the Conversion Shares to the registration provisions of the Securities Act.

2.18 No Brokers or Finders. Except as set forth in Schedule 2.18, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

2.19 Officers. The Company has delivered to the Investor a list of the names of the officers of the Company, together with the title or job classification of each such Person and the total base compensation anticipated to be paid to each such Person by the Company on an annual basis during the 12-month period immediately following the Closing, not including bonuses or benefits which the Company is not obligated to pay. Except as disclosed on Schedule 2.19, none of such Persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

2.20 Transactions with Affiliates. Except as set forth in Schedule 2.11 and Schedule 2.20, there are no loans, leases, royalty agreements or other agreements between the Company or any Subsidiary and (i) any of the officers or directors of the Company, (ii) any Person owning five percent (5%) or more of any class of capital stock of the Company or other entity controlled by any such Person or a member of any such Person’s family, (iii) any other Person otherwise controlling, controlled by or under common control with the Company, or (iv) any founder of the Company (collectively the “Affiliates”).

2.21 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an employment agreement, confidentiality agreement or other similar agreement, and such agreements are in full force and effect. As of the date hereof, no officer or key employee of the Company has advised the Company in writing that he or she intends to terminate employment with the Company. The Company has complied with all applicable laws in all material respects relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.22 ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by the Company, which is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company.

2.23 Labor Relations. To the best of the knowledge of the Company, no labor union or any representative thereof has made any attempt to organize or represent employees of the Company. Except as set forth in Schedule 2.23, there are no pending unfair labor practice charges, material grievance proceedings or adverse decisions of a trial examiner of the National Labor Relations Board against the Company.

2.24 Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the business of the Company that is appropriate to be reflected therein.

2.25 Foreign Corrupt Practices Act. The Company and its Subsidiaries, to the best of the Company’s knowledge and belief, is not engaged, nor has any officer, director, partner, employee or agent of the Company or a Subsidiary engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder.

2.26 Environmental Matters.

(a) For the purposes of this Section 2.26: “Company Premises” means, collectively, any real property on which the Company or a Subsidiary currently operates its business; “Environmental Law” means any law, statute, regulation, rule, ordinance, decree, injunction, judgment, order, ruling, writ, quasi-judicial decision, administrative decision, award, common law or regulation promulgated or approved by any federal, state, county, local, foreign or other governmental or public agency, court, arbitrator, tribunal, administrative agency, instrumentality, commission, authority, board or body, relating to the environment, public health and safety or worker health and safety, including any law relating to Releases or threatened Releases of Hazardous Materials into the environment (including air, surface water, groundwater and land), or relating to the presence, generation, use, storage, treatment, transportation, recycling, disposal or arranging for transportation, treatment or disposal, or handling of Hazardous Materials; “Environmental Permits” means, collectively, all licenses, permits, franchises, certificates of authority or orders, or any waiver of the foregoing, required under Environmental Laws; “Hazardous Materials” means, collectively, any chemicals or other materials or substances which are defined as or included in any definition of or regulated as “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, or words of similar meanings or regulatory effect under any Environmental Law, including but not limited to friable asbestos and petroleum products; “Hazardous Materials Contamination” means the presence of Hazardous Materials in, at, on, under, around or emanating from any improvement, building, or the environment (including air, surface water, groundwater and land) in such quantity or condition that requires any investigation, monitoring or remediation and gives rise to liabilities and costs under any Environmental Laws; “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material into the environment (including air, surface water, groundwater and land).

(b) Except as set forth on Schedule 2.26, no Release of Hazardous Materials by the Company or, to the best of the Company’s knowledge, any other person resulting in Hazardous Material Contamination has occurred at the Company Premises.

(c) Except as set forth on Schedule 2.26, to the best of the Company’s knowledge, no material liability and cost relating to Hazardous Materials Contamination exists with respect to any formerly owned or other location as the result of Hazardous Materials generated, handled, transported or disposed by or for the Company.

(d) Except as set forth on Schedule 2.26, the Company holds all Environmental Permits necessary for its respective activities and operations except where the failure to so hold an Environmental Permit does not have a Material Adverse Effect.

(e) There are no pending or, to the best knowledge of the Company, threatened, civil, criminal, administrative or private party actions, suits, summons, citations, complaints, notices, demands, liens, orders, investigations, judgments, proceedings or hearings based on or related to Environmental Laws or Hazardous Materials against or involving the Company or the Company Premises, and the Company has not received any notice of any noncompliance or liability and cost based on or related to Environmental Laws or Hazardous Materials.

(f) Except as set forth on Schedule 2.26, no underground storage tanks, impoundments, pits, or disposal areas for Hazardous Materials are located on or, to the best knowledge of the Company, have been removed from, abandoned or closed at the Company Premises.

(g) The Company has delivered to the Investor true and correct copies of all environmental audit, assessment or investigation reports and other material environmental documents relating to the Company Premises which is in its possession or under its reasonable control.

2.27 Product Liability. Except as set forth on Schedule 2.27, all products sold, distributed, installed, used, delivered or held in inventory in connection with the business of the Company (including, without limitation, all documentation furnished in connection therewith) conform in all material respects with all applicable contractual commitments and with all express and implied warranties, and the Company does not have any material liability and cost (and there is no basis for any present or future proceeding giving rise to any liability and cost) for replacement or repair thereof or other damages in connection therewith. Except as set forth on Schedule 2.27, no product sold, distributed, used or delivered by the Company in connection with the business of the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

2.28 Accounts Payable. Except as set forth on Schedule 2.28, all accounts payable by the Company to third parties arose, and as of the Closing Date will have arisen, in the Ordinary Course of Business, and, except as set forth on Schedule 2.28, there is no account payable delinquent in its payment within the ordinary course of conduct between the Company, on the one hand, and the account creditors, on the other hand, except those contested in good faith and already disclosed on such Schedule 2.28.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company as follows:

3.01 The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and was not organized for the specific purpose of acquiring the Preferred Shares.

3.02 The Investor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

3.03 The Investor has adequate means of providing for its current financial needs and possible contingencies that may face it and has no need for liquidity in its investment in the Company.

3.04 It is the present intention that the Preferred Shares being purchased by the Investor are being acquired for investment and not with a present view to or for sale in connection with any distribution thereof. Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or any third person with respect to the Preferred Shares or the Note.

3.05 The Investor understands that (i) the Preferred Shares, the Note and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to

Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares, Note and upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Note, Preferred Shares, and Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect. The Investor further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale and the holding period for the Preferred Shares or Conversion Shares.

3.06 The Investor has full corporate or other power and authority to enter into and to perform this Agreement and the Other Transaction Documents in accordance with their respective terms. The Transaction Documents, when duly executed and delivered by Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.07 The execution by the Investor of this Agreement and the Other Transaction Documents, and the performance by the Investor of the transactions contemplated by this Agreement and the Other Transaction Documents, do not conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, its articles of incorporation, by-laws, or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment or other instrument to which the Investor is a party, except for such breaches or defaults as would not have a material adverse effect on the Investor.

3.08 The Investor has had an opportunity to ask questions and receive answers relating to such matters, including, but not limited to, those matters set forth herein and in the Other Transaction Documents. The Investor acknowledges that, as of the date hereof, no public market exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Preferred Shares or Conversion Shares.

3.09 Legends.

The Investor acknowledges that the Preferred Shares, and any securities issued in respect of or in exchange for the Note or the Series C Preferred Stock may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.”

(b) Any legend set forth in the Other Transaction Documents.

(c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

Upon the conversion of all or a portion of the Note, exercise of the Option or the Conversion of the Series C Preferred Stock, unless the Company receives an opinion of counsel satisfactory to the Company to the effect that a transfer of the Conversion Shares may be made without registration, or unless such Conversion Shares are being disposed of pursuant to a registration statement under the Securities Act of 1933, as amended, the same legend shall be endorsed on the certificate evidencing such Conversion Shares.

ARTICLE IV

COVENANTS OF THE COMPANY

The Company covenants and agrees with the Investor that, except as otherwise expressly set forth herein, so long as the Investor owns any of the Preferred Shares, Conversion Shares or the Note is outstanding:

4.01 Reserve for Conversion of Note and Exercise of Option. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series C Preferred Stock and Common Stock, for the purpose of effecting the conversion of the Note, exercise of the Option, conversion of the Series C Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Series C Preferred Stock and Common Stock as shall be sufficient to effect the conversion of the Note from time to time outstanding, exercise of the Option, conversion of the Series C Preferred Stock or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Series C Preferred Stock or Common Stock shall not be sufficient to effect the conversion of the Note, exercise of the Option, conversion of the Series C Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Series C Preferred Stock or Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes. The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Series C Preferred Stock upon conversion of the Note and exercise of the Option or shares of Common Stock upon conversion of the Series C Preferred Stock.

4.02 Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect.

4.03 Use of Proceeds. The Company shall use the proceeds from the sale of the Initial Preferred Shares only as set forth in Schedule 4.03 hereto. The Company shall use the proceeds from each Loan only to fund the Permitted Acquisition to which such Loan relates.

4.04 Compliance with Laws and Contractual Obligations. The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations and orders as well as contractual obligations to which it is subject, except where failure to so comply does not have a Material Adverse Effect.

4.05 Keeping of Records and Books of Account. The Company shall, and shall cause each of its Subsidiaries to, keep adequate records and books of account, in which entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made and will keep full and complete financial records consistent with past practice.

4.06 Payment of Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which interest or penalties attach thereto, and all lawful claims which, if not paid when due, might become a lien or charge upon any properties of the Company or its Subsidiaries, provided that the Company and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

4.07 Inspection. Subject to three (3) business days advance notice by the Investor to the Company, the Company shall, and shall cause each of its Subsidiaries to, (i) permit the Investor and its authorized employees, agents, accountants, legal counsel, lenders and other representatives to have reasonable access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company or any of its Subsidiaries at all times reasonably requested by the Investor during normal Company business hours for the purpose of conducting an investigation of the assets, liabilities, financial condition, corporate status, operations, business and properties of the Company and its Subsidiaries (collectively, “Operations”); and (ii) make available to the Investor for examination and reproduction all documents and data of every kind and character relating to the Company or any of its Subsidiaries in possession or control of, or subject to reasonable access by, the Company, including, without limitation, all files, records, data and information relating to the Operations (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.

4.08 Notification of Changes. The Company shall advise the Investor of any change or event having, or which would have, or would likely result in, a Material Adverse Effect or which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein or in any of the Other Transaction Documents.

4.09 Supplementary Financial Information. Within ten (10) days after the end of each month after the date of this Agreement, the Company shall provide to the Investor an unaudited profit and loss statement and a statement of cash flows for, and an unaudited balance sheet as of, such month then ended and, within twenty (20) days after the end of each fiscal year after the date of this Agreement, the Company shall provide to the Investor an unaudited income statement for such year then ended, a balance sheet and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such year, and, within forty (40) days after the end of each fiscal year after the date of this Agreement, the Company shall provide to the Investor an audited income statement for such year then ended, a balance sheet and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such year, that shall present fairly the results of the operations of the Company at such date and for the period covered thereby, all in accordance with GAAP applied on a basis consistent with prior periods, in each case, certified as true and correct by the chief financial officer or comparable officer of the Company.

4.10 Required Insurance Coverage. The Company shall, and shall cause each of its Subsidiaries to, procure and maintain, as to its properties and business, insurance issued by responsible insurance companies against damage and loss by theft, fire, collision (in the case of motor vehicles), public and product liability, larceny, embezzlement, other criminal misappropriation and such other casualties and contingencies, and in such amounts, as are usually carried by comparable companies similarly situated, of similar size, scope and financial condition or as may be reasonably requested by the Investor. The Company will add the Investor as an additional insured and as a notice party to any such policies and shall use its best efforts to cause the issuer of such policies to provide the Investor with ten (10) days’ notice before such policies are terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof. The Company shall deliver evidence of such insurance and the policies of insurance or copies thereof to the Investor upon request. The Investor may, but shall not be obligated to, purchase such insurance on behalf of the Company at their expense, if they fail to keep such insurance in full force and effect.

4.11 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, use its best efforts to maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets and from time to time make all necessary or desirable repairs, renewals and replacements thereto.

4.12 Distributions on Capital Stock; Transactions with Affiliates. So long as (i) the Investor owns, or is entitled to own through conversion of the Series C Preferred Stock, in the aggregate, at least ten percent (10%) of the outstanding shares of all classes of Common Stock, (ii) at least $1,000,000 is outstanding under the Note or (iii) the Guarantee (or Working Capital Line if provided by the Investor) is still in effect, the Company shall not, and shall not permit any of its Subsidiaries to, pay dividends (other than dividends payable solely in Common Stock) on or make any other form of distribution with respect to, or redeem or otherwise reacquire, any of its capital stock (including any redemption thereof) without the prior written consent of the Investor required; provided, however, that this restriction shall not apply to (i) the payment of dividends on or the distribution in any other form with respect to any shares of capital stock of a Subsidiary to the Company or another Subsidiary or (ii) the repurchase of shares of capital stock by the Company pursuant to the Stockholders Agreement (as hereinafter defined) or the outstanding shares of the Preferred Stock upon the exercise by the holders thereof of their redemption rights under the Certificate of Incorporation or from employees, officers, directors, consultants or other persons performing services for the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, provided that such repurchase is approved by the Company’s Board of Directors. The Company will not permit any of its Affiliates to engage in any transaction of any kind or nature with the Company or any of its Subsidiaries, other than pursuant to the terms of any agreement existing as of the date hereof between the Company or any Subsidiary of the Company and any Affiliate of the Company, unless such transaction, or in the case of a course of related or similar transactions or continuing transactions, such course of transactions or continuing transactions is or are approved by independent directors of the Company or is or are upon terms which are fair to the Company and which are reasonably similar to, or more beneficial to the Company than the terms deemed likely to be obtained in similar transactions with unrelated Persons under the same circumstances.

4.13 Limitation on Incurrence of Indebtedness or Liens. The Company shall not, and shall not permit any of its Subsidiaries to, at any time, incur, create, assume or guarantee, or otherwise become or be liable in any manner with respect to any indebtedness except the Loans, the Working Capital Line, and the Guarantee without the prior written consent of the Investor which consent shall not be unreasonably withheld. The Company will not create, incur, assume or permit to exist any lien, charge or other encumbrance on any of its assets except liens incurred hereunder, under the Working Capital Line, and under the Guarantee without the prior written consent of the Investor which consent shall not be unreasonably withheld.

4.14 Limitation on Extraordinary Changes Without Prior Written Consent. The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into or effect any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, assign, transfer or otherwise dispose of, all or any significant portion of its property, business or assets, or (iii) make any material change in the nature of its business now proposed to be conducted without the prior written consent of the Investor. Notwithstanding anything stated herein to the contrary, any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary, and the assets or capital stock of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary (an “Intercompany Merger”); provided, however, that in no event shall any Subsidiary the capital stock of which has been pledged to the Investor to secure the Company’s obligations under the Note consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Company shall have a perfected pledge of, and security interest in and to, the capital stock of the surviving Person pursuant to such documentation and opinions, in form and substance satisfactory to the Company and its counsel, as shall be necessary in the opinion of the Company to create, perfect or maintain the collateral position of the Company therein.

4.15 No Prepayment of Certain Debt; No Designation of Other Debt as Senior. Except as permitted by the Note, the Company shall not, and shall not permit any of its Subsidiaries to, make any payment or prepayment of principal of, or premium or interest on any debt (i) which would violate the terms of this Agreement or (ii) is subordinated to the debt owed by the Company to the Investor other than the scheduled payments of interest on and when due principal on such subordinated debt. The Company shall not, and shall not permit any of its Subsidiaries to, make any deposit (including the payment of amounts into a sinking fund or other similar fund) for the foregoing purpose or attempt to defease such subordinated debt. Except as permitted by the Note, the Company shall not designate any indebtedness incurred subsequent to the date of this Agreement as senior or pari passu to the debt owed by the Company to the Investor pursuant to this Agreement, except the Working Capital Line without the prior written consent of the Investor which consent shall not be unreasonably withheld.

4.16 Form D. The Company agrees to file a Form D with respect to the Note, the Option and the Preferred Shares as required under Regulation D promulgated under the Securities Act and to provide a copy thereof to the Investor after such filing.

4.17 No Issuances of Securities. So long as the Investor owns (of record and beneficially), or is entitled to own through conversion of the Series C Preferred Stock, at least ten percent (10%) of the outstanding shares of the Company’s Common Stock, the Company shall not, and shall not permit any of its Subsidiaries to, issue or commit to issue to any person other than the Investor any shares of its capital stock or securities convertible into or exercisable for shares of its capital stock without the prior written consent of the Investor, which consent shall not be unreasonably withheld, other than (a) issuances by the Company upon the exercise of options and warrants outstanding on the date hereof set forth on Schedule 2.04(a), and (b) grants or awards of options or restricted stock by the Company to eligible officers and key employees of the Company under the Altiva Corporation 2001 Stock Incentive Plan in an aggregate amount of up to such number of shares of Common Stock or Series C-1 Preferred Stock that collectively represent 7.5% of the Company’s Common Stock assuming conversion of all outstanding shares of the Preferred Stock, or any issuances of shares of Common Stock or Series C-1 Preferred Stock upon the exercise or release of any of the foregoing. The foregoing shall not apply to issuances of capital stock by the Company solely for the purpose of raising sufficient funds to allow the Company to exercise its right of first refusal pursuant to the Stockholders Agreement (as defined below), subject to the limitations set forth in Section 2.3(i) of the Stockholders Agreement.

4.18 Continued Employment of CEO and CFO. The Company shall use its best efforts to ensure that James C. Robson III and David Grant shall remain employed as Chief Executive Officer and Chief Financial Officer, respectively, of the Company and that such individual shall be actively engaged in implementing the business plan and strategies formulated by the Company and the Investor until the earlier of such time as the Company generates $20 million of revenues in one fiscal year or January 1, 2007; and, in the event such individuals are no longer employed in such capacities by the Company, the Company shall replace such individuals with individuals reasonably satisfactory to the Investor within six (6) months from the date of the termination of the respective executive. The failure of the Company to so replace either executive within such six months shall constitute a breach of this Agreement as well as a default under the Note issued hereunder and shall permit the Investor to exercise all remedies provided herein and therein in the event of such breach and default.

4.19 Business Activities. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement, the business of manufacturing, selling, developing or distributing spine or spine-related medical products or accessories and the NTR Dental Device and related accessories and activities reasonably related thereto.

4.20 Capital Stock of Subsidiaries. The Company shall not permit any of its Subsidiaries to issue any capital stock (whether for value or otherwise) to any Person other than the Company or a Subsidiary of the Company.

4.21 Modification of Charter Documents. Except as is necessary to effect an Intercompany Merger, the Company shall not, and shall not permit any of its Subsidiaries to, consent to any amendment or other modification of its Certificate of Incorporation or other charter or Bylaws without the prior written consent of the Investor, which consent shall not be unreasonably withheld.

4.22 Notice to Non-Consenting Stockholders. Within ten (10) calendar days of the date hereof, the Company shall transmit a notice to those stockholders of the Company who have not consented in writing to the transactions contemplated herein (including, without limitation, the amendment of the Certificate of Incorporation), which notice and the transmittal thereof shall comply with all requirements of Section 228 of the Delaware General Corporation Law.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR

5.01 The obligations of the Investor to purchase the Initial Preferred Shares is, at its option, subject to the satisfaction, on or before the Initial Closing Date of the following conditions:

(a) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for those representations and warranties which are made as of a particular date which shall be true, complete and correct as of the date made and for changes contemplated or permitted by this Agreement.

(b) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it, in all material respects, prior to or at the Initial Closing Date, as appropriate.

(c) Filing of Certificate of Incorporation. The Certificate of Incorporation shall have been duly filed with the Delaware Secretary of State.

(d) Supporting Documents. The Investor and its counsel shall have received copies of the following documents:

(i) (A) the Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of such Secretary dated as of a recent date as to the existence of the Company;

(ii) a certificate of the President of the Company as to satisfaction of the conditions set forth in Sections 5.01(a) and 5.01(b);

(iii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Initial Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and/or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Transaction Documents (including the issuance, sale and delivery of the Note and the Initial Preferred Shares), the transactions contemplated hereby and thereby and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation has not been amended since the date of the Certificate of Incorporation delivered pursuant to clause (d)(i) above; and (D) to the incumbency and specimen signature of each officer of the Company executing on behalf of the Company this Agreement, the Other Transaction Documents and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

(iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investor or its counsel reasonably may request.

(e) Stockholders Agreement. The Company and each of the holders of the Company’s Preferred Stock as well as certain holders of the Company’s Common Stock (including, at a minimum, all directors and officers of the Company who are holders of the Company’s Common Stock) shall have executed and delivered the Stockholders Agreement, in the form attached hereto as Exhibit D (the “Stockholders Agreement”).

(f) Preemptive Rights. All stockholders of the Company or other Persons having any preemptive, first refusal or other rights with respect to the issuance of the Note, Option, Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing in form and substance acceptable to the Investor.

(g) Consent of Equity Holders. The Company shall have received any required consents of the equity holders of the Company necessary to consummate the transactions contemplated by this Agreement.

(h) Litigation. No action or proceeding before any court or any other governmental agency shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated by this Agreement.

(i) Note. The Company shall have executed and delivered to Investor the Note.

(j) Investors’ Rights Agreement. The Company and each of the other parties to the Amended and Restated Investors’ Rights Agreement, dated February 5, 2001 (the “Investors’ Rights Agreement”), shall have executed and delivered a joinder, amendment or such other document in form and substance satisfactory to the Investor to add the Investor as a party to the Investors’ Rights Agreement solely for purposes of Section 1 thereto and granting the Investor all the rights set forth under Section 1 thereto.

(k) Amendment to Plan. The Company shall have amended the Altiva Corporation 2001 Stock Incentive Plan to provide that the Company may issue to certain eligible officers and key employees on and after the date of this Agreement options, restricted shares or other awards in an aggregate amount of up to 1,741,000 shares of Common Stock or Series C-1 Preferred Stock.

5.02 The obligations of the Investor to make each Loan is, at its option, subject to the satisfaction, on or before the applicable Additional Closing Date of the following conditions:

(a) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of such Additional Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties which were made as of a particular date which shall have been true, complete and correct as of the date made, (iii) for breaches of any representations and warranties that have not had and will not have, individually or in the aggregate, a Material Adverse Effect, and (iv) for changes in the information set forth in the schedule of insurance policies and claims made under such policies during the previous 12 months required to be provided pursuant to Section 2.09, the schedule of Material Agreements required to be provided pursuant to Section 2.11, the schedule of Intellectual Property required to be provided pursuant to Section 2.12 and the schedule of the names, title and last 12 months of compensation of the officers of the Company required to be provided pursuant to Section 2.19 so long as the Company provides supplements to the applicable schedules which updates the information set forth therein as of the date of the Additional Closing Date, which supplemental schedules the parties hereto hereby agree shall be incorporated into and be deemed a part of this Agreement and the events or other information set forth in such supplemental schedules occurs in the Ordinary Course of Business and has not had and will not have, individually or in the aggregate, a Material Adverse Effect.

(b) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied, in all material respects, with by it prior to or at such Additional Closing Date, as appropriate.

(c) Supporting Documents. The Investor and its counsel shall have received copies of the following documents:

(i) (A) the Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of such Secretary dated as of a recent date as to the existence of the Company;

(ii) a Certificate of the President of the Company as to satisfaction of the conditions sets forth in Section 5.02(a) and 5.02(b);

(iii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Transaction Documents and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation has not been amended since the date of the Certificate of Incorporation delivered pursuant to clause (d)(i) above; and (D) to the incumbency and specimen signature of each officer of the Company executing on behalf of the Company any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

(d) Litigation. No action or proceeding before any court or any other governmental agency shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated by this Agreement.

(e) No Defaults. There shall not be any default or event of default under the Note, and the Company shall not be in default or breach of any of its obligations set forth herein.

(f) Consummation of Permitted Acquisition. The consummation of the applicable Permitted Acquisition shall occur simultaneously with such Additional Closing on terms and conditions reasonably satisfactory to the Investor and the Company shall have delivered to the Investor (A) true and complete copies of each document or instrument executed in connection with such Permitted Acquisition, (B) a lien search conducted within three (3) business days of the Additional Closing indicating that there are no liens on the assets or other interests being acquired in the Permitted Acquisition, (C) a letter from each of counsel to the selling party in the Permitted Acquisition and counsel to the Company which indicates the Investor and its counsel may rely on any opinions issued by such counsel in connection with the Permitted Acquisition and (D) stock certificates evidencing all issued and outstanding shares of capital stock of Subsidiaries, if any, formed or acquired in connection with such Permitted Acquisition which certificates shall be in suitable form for transfer by delivery and accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The obligation of the Company to sell the Initial Preferred Shares is, at its option, subject to the satisfaction, on or before the Initial Closing Date of the following conditions:

6.01 Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true, complete and correct on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

6.02 Payment of Purchase Price. The Investor shall have delivered to the Company the full purchase price for all of the Initial Preferred Shares in accordance with the provisions of Section 1.01 hereof.

6.03 Litigation. No action or proceeding before any court or any other governmental agency shall have been instituted or overtly threatened to restrain or prohibit the transactions contemplated by this Agreement.

6.04 Stockholders Agreement. The Investor shall have executed and delivered the Stockholders Agreement.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

7.01 Survival of Representations and Warranties. All representations and warranties made by each party in this Agreement and in each Schedule or in any of the Other Transaction Documents or in any agreement, certificate or instrument delivered pursuant to or in connection with this Agreement or the Other Transaction Documents shall survive until the later to occur of (i) the second anniversary of the Initial Closing or (ii) the date (A) all obligations under the Note have been fully paid and satisfied and the Note is cancelled pursuant to the terms thereof and (B) the Guarantee, if any, is no longer in effect or required to be made available, or, if the Working Capital Line is provided by the Investor, the Working Capital Line has been fully paid and satisfied and terminated and the Company has been released of any further obligation to make the Working Capital Line available to the Company.

7.02 Indemnification.

(a) The Company shall indemnify and defend and hold harmless the Investor and its officers, directors, employees, agents, representatives and affiliates (the “Investor Indemnified Parties”) against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (all of the foregoing hereinafter collectively referred to as a “Loss”), regardless of whether an action has been filed or asserted against the Investor or the Company after the Initial Closing Date, arising from, in connection with or with respect to the following items (i) any misrepresentation or breach of warranty by the Company under this Agreement or any of the Other Transaction Documents or any failure to fulfill any agreement or covenant on the part of the Company under this Agreement or any of the Other Transaction Documents; (ii) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by the Company as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing; and (iii) any and all product liability claims. Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to indemnify the Investor Indemnified Parties pursuant to this Section 7.02(a) unless the aggregate amount of Losses incurred by the Investor Indemnified Parties to which the Investor Indemnified Parties have the right to be indemnified under this Section 7.02(a) exceeds $50,000 at which point the Company shall indemnify the Investor Indemnified Parties for the full amount of such Losses.

(b) The Investor shall indemnify and defend and hold harmless the Company against and with respect to any and all Losses, regardless of whether an action has been filed or asserted against the Company after the Initial Closing Date, arising from, in connection with or with respect to the following items: (i) any misrepresentation, breach of any warranty, or failure to fulfill any agreement or covenant on the part of the Investor under this Agreement or any of the Other Transaction Documents; and (ii) any and all actions, suits, proceedings, judgments, settlements (to the extent approved or entered into by the Investor as hereinafter provided), costs, penalties and legal and other expenses incident to any of the foregoing. Notwithstanding anything to the contrary in this Agreement, the Investor shall have no obligation to indemnify the Company pursuant to this Section 7.02(b) unless the aggregate amount of Losses incurred by the Company to which the Company has the right to be indemnified under this Section 7.02(b) exceeds $50,000 at which point the Investor shall indemnify the Company for the full amount of such Losses.

(c) If any action or proceeding be commenced, or if any claim, demand or assessment be asserted, in respect of which any party (“Indemnitee”) proposes to hold any other party (“Indemnitor”) liable under the indemnity provisions of this Section 7.02 (a “Claim”), then if the Indemnitor shall, at its option, acknowledge its indemnification obligation and notify Indemnitee of its election to contest or defend any such Claim, such Indemnitor shall be entitled, at its sole cost and expense, to contest or defend the same with counsel of its own choosing, and Indemnitee shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnitor so long as any Indemnitor is contesting or defending the same in good faith, and Indemnitee (and its successors and assigns) shall cooperate with the Indemnitor in the contest or defense thereof (and the Indemnitor shall reimburse Indemnitee for the Indemnitee’s reasonable actual out-of-pocket expenses incurred in connection with such cooperation) and Indemnitee shall enter into any settlement with respect thereto recommended by Indemnitor so long as the amount of such settlement is paid by the Indemnitor and no obligation to perform or refrain from performing any act shall be imposed upon Indemnitee by reason thereof which could have a material adverse effect on Indemnitee.

(d) Notwithstanding the foregoing, any Indemnitee shall be entitled to conduct its own defense at the reasonable cost and expense of the Indemnitor if not doing so would materially prejudice the Indemnitee due to the nature of any claims or counterclaims presented or by virtue of a conflict between the interest of the Indemnitee and the Indemnitor, and provided further that in any event the Indemnitee may participate in such defense at its own expense. If Indemnitee shall have given Indemnitor thirty (30) days written notice that it intends to assume the defense of any Claim and if the Indemnitor fails to assume the defense of such Claim as provided above by the end of such thirty (30) day period or such later reasonable time (which shall be such period of time as will not result in prejudice to the rights of the Indemnitee), then the Indemnitee shall have the right to prosecute and conduct its own defense by counsel of its choice, and in connection therewith shall have full right to conduct the defense thereof and to enter into any compromise or settlement thereof with the consent of the Indemnitor (which shall not unreasonably be withheld, conditioned or delayed). Such defense shall be at the cost and expense of the Indemnitor if it is subsequently determined that the Indemnitor was obligated to defend or indemnify the Indemnitee with respect to such action, proceeding, claim, demand or assessment.

ARTICLE VIII

TERMINATION, OTHER AGREEMENTS

8.01 Termination. This Agreement may be terminated as follows:

(a) at any time prior to the Initial Closing, by mutual written consent of all of the parties to this Agreement;

(b) at any time prior to the Initial Closing, by either party if the other party is in material breach of any term of this Agreement pursuant to written notice by the party seeking to terminate this Agreement to the other party, and such breach has not been cured within a fifteen (15) day period following the other party’s receipt of notice; or

(c) at any time after October 31, 2003 if the Initial Closing shall not have occurred, by either party, if the party seeking to terminate is not then in material breach of any term of this Agreement which is responsible for such failure to so timely close, pursuant to written notice by the party seeking to terminate this Agreement to the other party.

8.02 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to this Article VIII and no party shall incur liability as a result thereof absent termination of this Agreement by a party due to breach by the other party, provided, however, that the provisions of Article VII and Article IX hereof shall survive any termination of this Agreement.

8.03 Termination of Agreement and Other Transaction Documents Upon a Qualified IPO. Upon the consummation of a Qualified IPO (as defined below), Sections 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09 and Article IV of this Agreement shall terminate and be of no further force or effect, provided, that the Investor has consented in writing to such Qualified IPO and provided further, that such provisions shall so terminate only if (i) the Company shall have paid and satisfied in full all amounts owed under the Note, (ii) the Company shall have obtained the release of the Guarantee, if any, or, if the Working Capital Line is provided by the Investor, the Company shall have paid and satisfied in full and terminated the Working Capital Line, (iii) the obligation of the Investor to make Loans under this Agreement shall have been terminated and released, and (iv) the Company shall have purchased from the Investor all shares of Series C Preferred Stock by the Investor pursuant to and in accordance with the applicable redemption provisions set forth in the Certificate of Incorporation; it being understood and agreed that the Investor may withhold its consent to any such Qualified IPO in its sole discretion and shall have the sole discretion to not require the satisfaction and occurrence of any or all of the events set forth in (i) through (iv) above as a condition to such termination.

The term “Qualified IPO” shall mean a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which is not less than $3.90 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization following the date hereof) and which results in aggregate cash proceeds (prior to underwriter commissions and expenses) to the Company of $15,000,000 (a “Qualified IPO”) which Qualified IPO shall not be effected without the prior written consent of the Investor.

8.04 Termination of Agreement and Other Transaction Documents Upon a Change in Control.

(a) Subject to Section 8.04(b), commencing on the thirty-first day following the occurrence of a Change in Control (as defined below), the Company may elect to terminate Sections 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09 and Article IV of this Agreement provided that such provisions shall so terminate only if (i) the Company shall have paid and satisfied in full all amounts owed under the Note, (ii) the Company shall have obtained the release of the Guarantee, if any, including any further obligation to make the Guarantee available to the Company or, if the Working Capital Line is provided by the Investor, the Company shall have paid and satisfied in full and terminated the Working Capital Line and released the Investor of any further obligation to make the Working Capital Line available to the Company, (iii) the obligation of the Investor to make Loans under this Agreement shall have been terminated and released, and (iv) the Company shall have purchased from the Investor all shares of Series C Preferred Stock held by the Investor pursuant to and in accordance with the applicable redemption provisions in the Certificate of Incorporation; it being understood and agreed that the Investor shall have the sole discretion to not require the satisfaction and occurrence of any or all of the events set forth in (i) through (iv) above as a condition to such termination.

The term “Change in Control” shall mean either:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who did not own shares of the capital stock of the Investor on the date of this Agreement shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Investor representing 50% or more of the combined voting power of the Investor’s then outstanding securities; or

(ii) There should occur (A) any consolidation or merger involving the Investor and the Investor shall not be the continuing or surviving corporation or the shares of the Investor’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Investor is the surviving corporation and (ii) the shareholders of the Investor immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Investor; or (C) any liquidation, dissolution or insolvency of the Investor.

(b) Notwithstanding anything stated herein to the contrary, the Company shall not have the right to elect to terminate the provisions of this Agreement specified in Section 8.04(a) following a Change in Control pursuant to this Section 8.04 if the Investor exercises the Buyout Option pursuant to and in accordance with Article 3 of the Stockholders Agreement.

8.05 Line of Credit or Guarantee. Promptly after the Initial Closing, the Investor shall use its commercially reasonable efforts to enter into an agreement with the Company whereby the Investor would agree to make available to the Company the Working Capital Line in an amount up to $6 million outstanding at any time, upon such terms and conditions that are reasonably acceptable to the Investor, provided that, in lieu of the Investor making such Working Capital Line available to the Company, the Investor shall use its commercially reasonable efforts to execute and deliver a Guarantee, the terms of which shall be reasonably acceptable to the Investor, of such Working Capital Line with Bank of America (“BOA”) (based upon the terms and conditions set forth in the non-binding commitment letter between BOA and the Company in the form attached hereto as Exhibit E) or such other Working Capital Line which will be entered into between the Company and a financial institution deemed reasonably acceptable by the Investor (an “Approved Financial Institution”), the terms of such Working Capital Line shall also be reasonably acceptable to the Investor. Whether the Investor provides the Working Capital Line or Guarantees such Working Capital Line with BOA or an Approved Financial Institution shall be at the sole election of the Investor; provided, however, that if the Company is able to obtain a binding commitment from BOA or an Approved Financial Institution to provide the Working Capital Line to the Company on terms that are more favorable to the Company than any Working Capital Line that the Investor may procure or provide for the Company, then the Company shall be permitted to accept the Working Capital Line from BOA or the Approved Financial Institution, as the case may be. Upon entering into the Working Capital Line, the Company shall execute and deliver to the Investor a security agreement (the “Guarantee Security Agreement”) granting a security interest in all of the Company’s assets and properties to secure the Company’s obligations to the Investor under the Guarantee or, if the Working Capital Line is provided by the Investor, under the Working Capital Line. The Guarantee Security Agreement shall be substantially in the form attached hereto as Exhibit F.

ARTICLE IX

MISCELLANEOUS

9.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

9.02 Public Announcements. The parties hereto shall advise and consult with each other prior to the making of any public announcement with respect to the transactions contemplated hereby and, in any event, shall not issue any press releases, make any public announcement or statement without the consent of the other parties, except for announcements, filings, or registrations which may be required by applicable law.

9.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

9.04 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Investor, unless otherwise herein or therein provided, shall inure to the benefit of any and all subsequent holders from time to time of the Note, Preferred Shares or Conversion Shares and all such holders shall be bound by all of the obligations of the Investor hereunder.

9.05 Notices. All notices, requests, consents, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or overnight mail via a nationally recognized courier providing a receipt for delivery and properly addressed as set forth on the signature page hereto. Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for all purposes and in all respects, without regard to the conflict of law provisions of such state.

9.07 Entire Agreement; Assignment. This Agreement, including the Exhibits, and Schedules hereto, the Other Transaction Documents and related agreements attached as exhibits hereto, constitute the sole and entire agreement of the parties with respect to the subject matter hereof. All Exhibits and Schedules hereto (including any supplements to the Schedules provided pursuant to Section 5.02(a)) are hereby incorporated herein by reference. Neither this

Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, provided that the Investor may assign its rights to an Affiliate of the Investor without the prior written consent of the Company so long as such Affiliate expressly agrees to be bound by all terms hereof.

9.08 Counterparts. This Agreement may be executed (including by facsimile transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.09 Amendments and Waivers. This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Investor.

9.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

9.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

9.12 Definition of “Person”. As used in this Agreement, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company or partnership, joint venture, unincorporated organization, governmental authority or any agency or political subdivision thereof, or other entity.

9.13 Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Eleventh Judicial Circuit of the State of Florida and of the United States District Court for the Southern District of Florida, Miami Division in either case sitting in Miami-Dade County, Florida, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement (including the Other Transaction Documents) may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such Florida state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in this Section 9.13 and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

9.14 Waiver of Jury Trial. To the fullest extent permitted by applicable law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or the Other Transaction Documents or any dealings between them relating to the subject matter of this Agreement or the Other Transaction Documents. Each party hereto (a) certifies that none of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement and the Other Transaction Documents by, among other things, the mutual waivers and certifications herein.

9.15 Florida Rescission Right. SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT (THE “FLORIDA ACT”) PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PURCHASERS IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER SECTION 517.061 OF THE FLORIDA ACT, ANY PURCHASER MAY VOID HIS SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. ANY FLORIDA RESIDENT MAY EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT BY NOTIFYING THE ISSUER BY TELEPHONE, TELEGRAM OR LETTER NOTICE TO THE ISSUER AT THE ADDRESS SET FORTH HEREIN. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company and the Investor have executed this Securities Purchase Agreement as of the date first above written.

THE COMPANY:

ALTIVA CORPORATION

By:	/s/ James Robson
James Robson Chief Executive Officer

Address: 9800—I Southern Pines Blvd. Charlotte, NC 28273

With copy to:

Dorsey & Whitney LLP 50 S. Sixth Street Minneapolis, MN 55402 Phone: (612) 340-8734 Fax: (612) 340-8738 Attn: Robert Kukuljan, Esq.

THE INVESTOR:

EXACTECH, INC

By:	/s/ Joel C. Phillips
Name: Joel C. Phillips Its: Chief Financial Officer

Tax ID: 59-2603930 Address: 2320 N.W. 66th Court Gainesville, FL 32653

With copy to : Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, FL 33131 Phone: (305) 579-0500 Fax: (305) 579-0717 Attn: Fern Watts, Esq.

EXHIBIT A

Form of Note

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$5,000,000	October 29, 2003

ALTIVA CORPORATION CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ALTIVA CORPORATION, a Delaware corporation, (the “Company”) promises to pay to the order of Exactech Inc., or its assigns (the “Holder”), up to the principal sum of Five Million Dollars ($5,000,000), together with all accrued and unpaid interest thereon as set forth below.

1. Draws, Principal and Interest. The Holder shall make loans to the Company from time to time prior to October 29, 2008 pursuant to the terms of that certain Securities Purchase Agreement, dated October 29, 2003, between the Holder and the Company (the “Purchase Agreement”), provided that the aggregate principal amount of such loans shall not exceed the stated principal amount of this Note. The proceeds of each loan made by the Holder hereunder shall be used solely to fund an acquisition by the Company of all or any portion of, or certain rights related to, the stock or assets of any entity engaged in the business of manufacturing, selling, developing or distributing spine or spine-related medical products or accessories (a “Permitted Acquisition”) on terms approved by the Holder, which approval shall not be unreasonably withheld. Each request by the Company to the Holder for a loan hereunder must be in writing and shall comply with the terms and conditions set forth in Section 1.04 of the Purchase Agreement. Subject to the terms and conditions of the Purchase Agreement, the Holder shall make the proceeds of the requested loan available to the Company in accordance with wire instructions provided by the Company to the Holder in writing designating the account to which such funds shall be transferred at such time and in accordance with the terms and conditions set forth in Section 1.05 of the Purchase Agreement.

Interest on the unpaid principal balance of this Note shall accrue at an annual rate equal to the LIBOR Rate plus 3.50%. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Accrued and unpaid interest shall be due and payable for each applicable calendar quarter commencing on October 30, 2003 and each respective January 30, April 30, July 30 and October 30 immediately following the end of such applicable calendar quarter until the principal balance of this Note is paid in full. If not sooner converted pursuant to Section 2 below, the outstanding principal balance of this Note shall be paid in four equal annual installments commencing on November 1, 2009 and each year thereafter with a final installment on November 1, 2012 (the “Maturity Date”) of the aggregate unpaid principal amount of the loans hereunder, together with accrued and unpaid interest thereon.

“LIBOR Rate” shall mean the average offered rate for quarterly deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on each business day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City, or if any day is not such a business day, on the first preceding business day which is, which appears on Telerate page 3750 as of 11:00 AM, London time (or such other time as of which such rate appears) on each Eurodollar Business Day. “Telerate page 3750” means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

2. Conversion.

(a) Optional Conversion. From October 29, 2005 until October 28, 2008 (the “Conversion Period”), the Holder, at its option, may convert this Note, in whole or in part (provided that any such partial conversion shall be made in a tranche which is no less than the greater of (i) 10% of the amount outstanding under this Note at the time of such conversion or (ii) $500,000 (the “Conversion Threshold”) at any time (except to the extent the amount outstanding under this Note is less than the Conversion Threshold in which event the entire amount outstanding shall be converted) into a number of shares of Series C Convertible Preferred Stock of the Company, par value $.01 per share (the “Series C Preferred Stock”), that is convertible, by its terms, into a number of shares of the Company’s common stock, par value $.01 (the “Common Stock”) equal to the then applicable Conversion Allocation (as defined below). Attached hereto as Annex A is an illustration of how many shares of Series C Preferred Stock will be issued upon the conversion of the outstanding principal of the Note.

For purposes of this Note, the term “Conversion Allocation” shall mean the number of shares of Common Stock equal to the difference of (A) the quotient of the Outstanding Shares (as defined below) less the number of shares of Common Stock, and Common Stock issuable upon conversion of Series C Preferred Stock, owned by the Holder or an affiliate thereof divided by the Non-Holder Ownership Multiple (as defined below), less (B) the Outstanding Shares.

For purposes of this Note, the term “Outstanding Shares” shall mean the sum of the aggregate number of outstanding shares of Common Stock (assuming the conversion of all shares of preferred stock of the Company then outstanding at the then applicable conversion rate thereof which rate shall reflect all adjustments required to be made as a consequence of the issuances of Series C Preferred Stock to the Holder upon conversion of this Note pursuant to the terms of such preferred stock) as of the date of the Holder’s initial conversion of any outstanding principal amount of this Note plus any outstanding shares of Common Stock issued by the Company on or after such initial conversion date to any person other than the Holder or any affiliate thereof. Notwithstanding the foregoing, the term “Outstanding Shares” shall not be deemed to include any outstanding shares of Common Stock, or shares of Common Stock

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issuable upon conversion and/or exercise of any convertible securities, that are issued by the Company on or after the date of this Note that the Holder expressly agrees shall not constitute “Outstanding Shares”.

For purposes of this Note, the term “Non-Holder Ownership Multiple” shall mean the number equal to (A) 1 minus (B) the sum of (i) .167 plus (ii) the product of .378 times a fraction, the numerator of which shall equal the aggregate principal amount of the Note previously converted and proposed to be converted as of such conversion date and the denominator of which shall be $5,000,000.

In order to convert this Note, or a portion thereof, into shares of Series C Preferred Stock, the Holder shall surrender this Note to the Company and fax or otherwise deliver prior to 5:00 p.m., Eastern Standard Time, on any business day, a copy of the fully executed notice of conversion in the form attached hereto as Annex B (the “Notice of Conversion”) to the Company at its principal office, which notice shall specify the principal amount of this Note to be converted. The time of conversion (the “Conversion Date”) shall be immediately prior to the close of business on the day the Company receives the Notice of Conversion and the surrendered Note, and the Holder shall be treated for all purposes as the record holder of such shares of Series C Preferred Stock as of such Conversion Date.

(b) Issuance of Certificate and New Note. As promptly as practicable after the Date of Conversion but in no event later than three (3) business days after such conversion, the Company at its expense will register and issue in the name of and deliver to the Holder, or (subject to compliance with the terms of this Note) as the Holder may direct, a certificate or certificates for the number of full shares of Series C Preferred Stock to which the Holder shall be entitled upon such conversion and a new Note in the same form as this Note evidencing the portion of this Note, if any, not converted. The Company shall not issue any fraction of a share of Series C Preferred Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Series C Preferred Stock, the Company shall pay all of the cash value of any fractional interest to the Holder such cash value to be determined in good faith by the Company’s board of directors.

3. Adjustment. The number of Outstanding Shares (as defined in Section 2 above) shall be subject to adjustment from time to time as hereinafter provided in this Section 3:

(a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the number of Outstanding Shares immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the number of each such common share.

(b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Series C Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Series C Preferred

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Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to convert this Note and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Series C Preferred Stock of the Company immediately theretofore receivable upon the conversion of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had converted this Note and had received such shares of Series C Preferred Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

(c) Upon any adjustment of the number of Outstanding Shares, the Company shall give written notice thereof to the Holder stating the number of Outstanding Shares resulting from such adjustment and the increase or decrease, if any, in the number of shares to be received upon the conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) For purposes of this Note, any adjustment to the number of Outstanding Shares shall be deemed to have occurred immediately prior to the date of the Holder’s initial conversion of any outstanding principal amount of this Note.

4. Payment.

(a) All payments of interest and principal shall be in lawful money of the United States of America. Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address, or by wire transfer of immediately available funds to the bank account, furnished by the Holder to the Company for that purpose.

(b) The Company reserves the right to prepay this Note without penalty or additional fees only as follows:

(i) On or after October 29, 2009, the Company may prepay this Note in whole or in part at any time or from time to time upon ten (10) days advance written notice;

(ii) In the event of consummation of a Change of Control (as defined below) prior to October 29, 2009, the Company may prepay this Note in whole but not in part at any time or from time to time upon thirty (30) days advance written notice, provided, that the Holder may elect to convert this Note during such thirty (30) day period in accordance with the terms of Section 2 hereof by providing the Company with written notice thereof in accordance with said Section 2 if the Holder exercises its Buyout Option under the Stockholders’ Agreement (as defined in the Purchase Agreement)

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during such thirty (30) day period; and

(iii) In the event of consummation of a Qualified IPO (as defined below) prior to October 29, 2009, the Company may prepay this Note in whole but not in part at any time or from time to time upon thirty (30) days advance written notice if the Holder shall have consented to such Qualified IPO, provided, that the Holder may elect to convert this Note during such thirty (30) day period in accordance with the terms of Section 2 hereof by providing the Company with written notice thereof in accordance with said Section 2.

Notwithstanding the foregoing, the Company may not prepay this Note pursuant to clause (ii) or (iii) above unless prior to or simultaneously with such prepayment (a) the Company shall have obtained the release of the Guarantee (as defined in the Purchase Agreement) or, if the Holder has provided the Working Capital Line (as defined in the Purchase Agreement), the Company shall have paid and satisfied in full and terminated the Working Capital Line, (b) the obligation of the Holder to make Loans pursuant to the Purchase Agreement shall have been terminated and released and (c) the Company shall have purchased from the Holder all shares of Series C Preferred Stock held by the Holder (including shares issued or to be issued upon conversion of this Note) pursuant to and in accordance with the terms of the Company’s Certificate of Incorporation, as amended and restated.

(c) If the Company opts to prepay this Note, written notice shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the prepayment, specifying the principal amount of this Note to be prepaid, the amount of accrued and unpaid interest to be prepaid, the date of such prepayment and calling upon the Holder to surrender this Note to the Company in exchange for payment of such principal amount and accrued and unpaid interest as of the date of such prepayment, in the manner and at the place designated by the Company.

(d) For purposes of this Note, a “Qualified IPO” shall mean a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1, Form SB-1 or Form SB-2 under the Securities Act, the public offering price of which is not less than $3.90 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization following the date hereof) and which results in aggregate cash proceeds (prior to underwriter commissions and expenses) to the Company of at least $15,000,000 which Qualified IPO is effected with the prior written consent of the Holder.

(e) For purposes of this Note, a “Change in Control” shall mean an event in which:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who did not own shares of the capital stock of the Holder on the date of this Note shall,

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together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Holder representing 50% or more of the combined voting power of the Holder’s then outstanding securities; or

(ii) There should occur (A) any consolidation or merger involving the Holder and the Holder shall not be the continuing or surviving corporation or the shares of the Holder’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (x) the Holder is the surviving corporation and (y) the shareholders of the Holder immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Holder; or (C) any liquidation, dissolution or insolvency of the Holder.

The Holder shall provide the Company with at least ten (10) days written notice prior to the date of the applicable Change in Control event.

5. Company Covenants. The Company covenants and agrees that (a) during the period within which the rights hereunder may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of Series C Preferred Stock to provide for the conversion of this Note into Series C Preferred Stock, and (b) all shares, when issued in accordance with the terms of this Note shall be duly authorized and issued, fully paid and nonassessable shares, and shall be free of all pledges, liens and encumbrances other than restrictions on transfer under applicable federal and state securities laws.

6. Default. If any of the events specified in this Section 6 shall occur, the Holder of this Note may, so long as such condition exists, declare the entire principal amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a) Failure to Pay. The Company’s failure to pay when due any payment of principal or interest on this Note and, with respect to the failure to pay of interest, such failure continues for ten (10) days after the due date.

(b) Failure to Pay Debts; Voluntary Bankruptcy. If the Company fails to pay its debts generally as they become due, if the Company files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, rule, regulation, statute or ordinance (collectively, “Laws and Rules”), or any other law and rule for the relief of, or related to, debtors, or if the Company consents to the appointment of a trustee, receiver, assignee, liquidator or similar official.

(c) Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar Laws and Rules against the Company, or a receiver, trustee,

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liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of the Company or any guarantor.

(d) Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Company’s financial condition, operations or ability to pay or perform the Company’s obligations under this Note.

(e) Other Breach or Defaults. If the Company breaches, or defaults in any material respect under, any material term, condition, provision, representation, warranty or covenant contained in this Note that is not specifically referred to in this Section 6 and, with respect to such breaches or defaults, to the extent they are curable, the Company fails to cure such breaches and defaults within ten (10) days after their occurrence.

(f) Defaults Under Other Indebtedness. If there shall occur an event of default (as defined in the applicable instruments and agreements) or event which with the giving of notice or passage of time would constitute an event of default under the Working Capital Line (as defined in the Purchase Agreement) or any other indebtedness of the Company having a principal stated amount individually or in the aggregate in excess of $25,000.

(g) Defaults Under Other Transaction Documents. If there shall occur an Event of Default (as defined thereunder) under the Security Agreement (as defined below) or a material breach by the Company of any of its representations, warranties or covenants set forth in the Purchase Agreement and, with respect to such breaches or defaults, to the extent they are curable, the Company fails to cure such breaches and defaults within ten (10) days after their occurrence.

(h) Dissolution or Liquidation. If any proceedings for the liquidation, dissolution or winding up of the Company shall be commenced.

7. Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been waived by Holder), Holder may, at its option, (i) by written notice to the Company, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

8. Security Interest. Payment of this Note and all amounts payable hereunder, including principal and accrued interest, is secured by and entitled to the benefits of one or more Security Agreements as set forth in the Purchase Agreement.

9. Transfer. This Note may not be offered, sold, assigned or transferred by the Holder without the prior written consent of the Company except that the Holder may offer, sell,

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assign or transfer this Note to any of its Affiliates.

10. Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

11. Costs and Fees. The Company agrees to pay the Holder’s reasonable costs in collecting and enforcing this Note, including reasonable attorneys’ fees.

12. Miscellaneous. The terms of this Note shall be construed in accordance with the laws of the State of Delaware as applied to contracts entered into by Delaware residents within the State of Delaware, which contracts are to be performed entirely within the State of Delaware. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE. Any of the terms of this Note (including, without limitation, the Maturity Date, the interest rate and the conversion features) may be waived or modified only in writing, signed by the Company and the Holder. The headings of Sections in this Note are provided for convenience only and shall not affect its construction or interpretation.

13. Replacement of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

14. Effect of Note in Insolvency. This Note shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, if at any time payment and performance of the Company’s obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Company’s obligations hereunder, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Company’s obligations hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

ALTIVA CORPORATION

By:

Name: James C. Robson
Title: President and Chief Executive Officer

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ANNEX B

NOTICE OF CONVERSION

Exactech, Inc. hereby elects to convert $             principal amount of the Convertible Promissory Note, dated             , 2003, (the “Note”) into              shares of Series C Convertible Preferred Stock, par value $.01 (the “Series C Preferred Stock”) of Altiva Corporation (the “Company”) according to the conditions set forth in the Note as of the date written below. No fee will be charged to the Holder for any conversion.

Date of conversion:

Signature:

Name:

Address

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Conversion Formula
Conversion Allocation
	Outstanding Shares (Preferred as if converted, Common) Excluding EXAC	_	Outstanding Shares
Conversion Formula =	¯
1-((.378*.5)+1/6)

Example
EXAC invests	$2,500,000
Altiva Shares Outstanding Excluding EXAC	833,000
EXAC Shares Pre-Conversion	167,000
Total EXAC Potential Convertible	$5,000,000	833,000		_

Percent Converted	50.0%	0.6443
		1,292,809			1,000,000
			292,809			__

	Shares
Percent of Note	Outstanding			Issued to
Converted	Pre-Conv.	Altiva	EXAC	EXAC	Total Shares
50.0%	1,000,000	833,000	167,000	292,809	1,292,809
Post Conversion Shares		833,000	459,809
Post Conversion Ownership		64.43%	35.57%

Shares Issued
100,000	1,392,809	933,000	459,809	55,199	1,448,008
Post Conversion Shares		933,000	515,008
Post Conversion Ownership		64.4%	35.6%

100.0%	1,448,008	933,000	515,008	601,040	2,049,048
Post Conversion Shares		933,000	1,116,048
Post Conversion Ownership		45.5%	54.5%

EXHIBIT B

Opinion of Company Counsel

EXHIBIT C

Security Agreement

EXHIBIT D

Stockholders Agreement

Exhibit D

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (the “Stockholders’ Agreement” or “Agreement”) is made and entered into as of October 29, 2003, by and among ALTIVA CORPORATION, a Delaware corporation (the “Corporation” or the “Company”), EXACTECH, INC., a Florida corporation (the “Investor”), the other undersigned Stockholders of the Company (the “Existing Stockholders”), and each and every other person who becomes a holder of, or a holder of an option or warrant to purchase or security that is otherwise convertible or exercisable into (collectively, the “Convertible Securities”), shares of capital stock of the Corporation and who thereby is required, subject to the De Minimus Exception set forth in Section 1.3 hereof, to execute this Stockholders’ Agreement or a counterpart hereof (collectively, the “Additional Stockholders” and, together with the Investor and the Existing Stockholders, the “Stockholders”).

Recitals

A. The Corporation’s Third Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof (the “Certificate of Incorporation”), provides that the aggregate number of shares of capital stock which the Corporation has the authority to issue is 170,000,000 shares, consisting of (a) 70,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”) of which (i) 1,000,000 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), (ii) 10,000,000 shares have been designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), (iii) 52,000,000 shares have been designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and (iv) 7,000,000 shares have been designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”), and (b) 100,000,000 shares of common stock, par value $.01 per share (the “Common Stock”).

B. The Corporation and the Stockholders believe that it is in the best interests of the Corporation and the Stockholders to effectuate and provide for the terms, provisions and conditions set forth herein, in order to make provisions for control of and to stabilize the Corporation, to preserve the Corporation’s business, to control and provide for the restricted and orderly Transfer and ownership of capital stock and to promote the harmonious direction and management of the Corporation’s business and affairs.

C. The execution and delivery of this Agreement by the Company and the Existing Stockholders is a condition to the obligation of the Investor to consummate the transactions contemplated by that certain Securities Purchase Agreement, dated October 29, 2003 by and between the Company and the Investor (the “Securities Purchase Agreement”).

D. The Company and certain of the Existing Stockholders previously entered into an Amended and Restated Voting Agreement, dated February 5, 2001 (the “Voting

Agreement”), which agreement the parties now wish to replace and supersede in its entirety with this Stockholders’ Agreement.

Agreement

NOW, THEREFORE, for and in consideration of the premises and mutual covenants set forth in this Stockholders’ Agreement, and as a condition for the purchase and ownership of a Stockholder’s Stock (as hereinafter defined), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

Amendment of Certificate of Incorporation and Stock Ownership

Section 1.1 Form. The Existing Stockholders have approved and adopted and the Corporation has filed with the office of the Secretary of State of Delaware the amendment of the Certificate of Incorporation pursuant to the laws of the state of Delaware in the form attached hereto as Exhibit A.

Section 1.2 Stock Ownership. Each Stockholder severally represents and warrants that as of the date hereof, he, she or it is the record and beneficial owner of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Common Stock and the number of Convertible Securities appearing opposite his, her or its name on Schedule 1.2 of this Stockholders’ Agreement, and thereafter such Stockholder shall hold those number of shares of capital stock of the Corporation and Convertible Securities as reflected in the stock book and records of the Corporation.

Section 1.3 All Stock Covered. (a) Each and every share of the Stock of the Corporation that is owned by a Stockholder of the Corporation shall be subject to the terms of this Stockholders’ Agreement, regardless of how, when (heretofore and hereafter), or from whom acquired. For purposes of this Stockholders’ Agreement, the term “Stock” shall include (i) common stock, voting stock, non-voting stock, convertible preferred stock, preferred stock and any other class or series of capital stock of the Corporation issued and outstanding, (ii) any capital stock issued or issuable directly or indirectly with respect to the Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, share exchange or other reorganization, and (iii) options, warrants or other rights to acquire such capital stock of the Corporation; and the term “share” or “shares” shall include shares of the above classes of capital stock as well as equivalent units of convertible securities which may not be classified as a class of capital stock. The Corporation agrees that it shall not hereafter issue Stock to any person or entity, except for issuances made pursuant to the Altiva Corporation 2001 Stock Incentive Plan, as amended from time to time, which would cause such person or entity to own or be entitled to own (of record or beneficially) not more than 0.5% of the issued and outstanding shares of Common Stock (the “De Minimus Exceptions”), unless such prospective Stockholder agrees in writing to become a party to this Stockholders’ Agreement.

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(b) Notwithstanding anything in this Stockholders’ Agreement to the contrary, no sale, exchange, transfer, assignment, donation, gift, bequest, pledge, hypothecation, security interest or other disposition by a Stockholder of shares of the Corporation’s stock (hereinafter a “Disposition”) shall be effective unless the person or entity who receives an interest in the shares shall accept the shares subject to all the restrictions, terms and conditions contained in this Stockholders’ Agreement and shall furnish to the Corporation and to the Stockholders his, its or her written consent to be bound by the terms and conditions of this Stockholders’ Agreement.

(c) A purported Disposition by a Stockholder, whether voluntary or involuntary, of any Stock not made in conformity with this Stockholders’ Agreement shall be null and void and of no effect, and shall not be recognized by the Corporation.

Section 1.4 “Affiliate” and “person.” As used herein, the term “Affiliate” means, with respect to any person, any other persons controlled by, controlling or under common control with such person, and the term “person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

ARTICLE 2

Restrictions Imposed Upon the

Transfer of the Stockholders’ Stock

Section 2.1 Prohibition on Transfers.

(a) Except as otherwise specifically permitted by the provisions of this Article 2, the sale, assignment, transfer, conveyance, pledge, hypothecation, gift, bequest, devise, levy, execution or other disposition (hereinafter, a “Transfer”) of a Stockholder’s Stock, either directly or indirectly, by operation of law or otherwise, to any person or entity other than the Corporation or the Investor, is strictly prohibited. For purposes of this Article 2, a Transfer of Stock by a Stockholder shall be deemed to include, but shall not be limited to, any transfer of legal or beneficial ownership by reason of foreclosure under any pledge, hypothecation or similar credit transactions, or divorce or separation decree.

(b) No Stockholder shall either (i) enter into or agree to be bound by any voting trust with respect to the Stock, or (ii) enter into any stockholders’ agreement, arrangement or understanding of any kind with any person with respect to the Stock inconsistent with the provisions of this Stockholders’ Agreement, including without limitation any agreement or arrangement with respect to the acquisition, disposition, Transfer or voting of the Stock.

(c) In addition to and not in limitation of the foregoing, (i) no Stockholder shall Transfer any Stock at any time if such Transfer would constitute a violation of any federal or state securities or “blue sky” laws, rules or regulations (collectively, “Securities Laws”), a breach of the conditions to any exemption from registration of the Stock under any such Securities Laws or a breach of any undertaking or agreement of such Stockholder entered into with the Corporation pursuant to (or in order to establish compliance with) such Securities Laws or in connection with obtaining an exemption thereunder, and (ii) the Corporation shall not be

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required to transfer on its books any Stock unless, prior thereto, if the Corporation in its sole judgment and discretion deems such advisable, the Corporation shall have received an opinion, in form and substance satisfactory to the Corporation, of counsel, satisfactory to the Corporation, that such Transfer is in compliance with this Stockholders’ Agreement.

(d) Under no circumstances (except as otherwise provided in this Agreement) will any Transfer of a Stockholder’s Stock be recognized by the Corporation unless and until the proposed transferee executes a counterpart to this Stockholders’ Agreement and agrees to be bound by all of the terms and provisions of this Stockholders’ Agreement (as such may be amended from time to time).

Section 2.2 Permitted Transfers Not Subject to Right of First Offer. Notwithstanding the provisions of Sections 2.1(a) and 2.1(b), the following Transfers of Stock shall be permitted Transfers which do not require compliance with, or the giving of a Notice of Right of First Offer under, Section 2.3 hereof (and such persons to whom the Stock is transferred pursuant to this Section 2.2 shall be referred to herein as “Permitted Transferees”) which Permitted Transferees as a condition to the effectiveness of such Transfer, must first execute a written acknowledgment and agreement, in form and substance satisfactory to the Company, that such Permitted Transferee has become a Stockholder and is a party to this Stockholders’ Agreement and that such Permitted Transferee agrees to be bound by the terms, restrictions, provisions and conditions set forth in this Stockholders’ Agreement (as such may be amended from time to time):

(a) Transfers with Consent of Investor. Notwithstanding the provisions of Sections 2.1(a), 2.1(b) and 2.1(d), a Transfer by an Existing Stockholder of any kind or character otherwise prohibited by this Article 2 shall be permitted if specifically approved in writing by the Investor, which approval of Transfer (i) may be given or withheld for any reason or for no reason, and (ii) may be given subject to such conditions as the Investor, in its sole discretion, may specify. Any Transfer permitted under the preceding sentence (i) shall not be prohibited under Sections 2.1(a) and 2.1(b) and (ii) shall be permitted without complying with the Right of First Offer provisions under Section 2.3.

(b) Transfers with Consent of Corporation. Notwithstanding the provisions of Sections 2.1(a), 2.1(b) and 2.1(d), a Transfer by the Investor of any kind or character otherwise prohibited by this Article 2 shall be permitted if specifically approved in writing by the Corporation, which approval of Transfer (i) may be given or withheld for any reason or for no reason, and (ii) may be given subject to such conditions as the Corporation, in its sole discretion, may specify. Any Transfer permitted under the preceding sentence (i) shall not be prohibited under Sections 2.1(a) and 2.1(b) and (ii) shall be permitted without complying with the Right of First Offer provisions under Section 2.3.

(c) Transfers Under Article 3. Notwithstanding the provisions of Sections 2.1(a), 2.1(b) and 2.1(d), a Transfer effected pursuant to (and in accordance with) the provisions of Article 3 of this Stockholders’ Agreement (i) shall not be prohibited under Sections 2.1(a), 2.1(b) and 2.1(d) and (ii) shall be permitted without complying with the Right of First Offer provisions under Section 2.3.

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(d) Estate Planning Transfers. Notwithstanding the provisions of Sections 2.1(a) and 2.1(b), an Estate Planning Transfer (as defined below) (i) shall not be prohibited under Sections 2.1(a) and 2.1(b) and (ii) shall be permitted without complying with the Right of First Offer provisions under Section 2.3. “Estate Planning Transfers” shall mean the following: any Transfer by any Stockholder that is an individual (an “Individual Stockholder”) to or for the exclusive benefit of (i) any parent, spouse, child or grandchild of such Stockholder, (ii) any trust established for the benefit of any such parent, spouse, child or grandchild, or (iii) any corporation, partnership, company or other entity, organized and established under the laws of the United States or state thereof and 100% of the voting equity interests of which are owned by such Stockholder (if and for so long as such Stockholder owns, votes, has the right to dispose and controls not less than 51% of such voting equity interests) (any person or entity referred to in clause (i), (ii) or (iii) hereof being referred to as an “Estate Planning Transferee”).

(e) Transfers to Affiliates. Notwithstanding the provisions of Sections 2.1(a), 2.1(b) and 2.1(d), a Transfer effected by the Investor or a holder of the Series A Preferred Stock or the Series B Preferred Stock to an Affiliate thereof (i) shall not be prohibited under Sections 2.1(a) and 2.1(b) and (ii) shall be permitted without complying with the Right of First Offer provisions under Section 2.3. For purposes hereof, “Affiliate” shall mean any person controlling, controlled by or under common control with the applicable Stockholder.

Section 2.3 Transfers to Third Parties—Rights of First Offer.

(a) Notice of Right of First Offer. Notwithstanding the provisions of Sections 2.1(a) and 2.1(b), and absent the right to make a Transfer of Stock pursuant to Section 2.2, if the Investor, an Existing Stockholder or an Additional Stockholder (for purposes of this section, the “Selling Stockholder”) desires to make a bona fide offer and sale of all or a portion of such Stockholder’s Stock to a third party (a “Proposed Transferee”), then the Selling Stockholder shall cause such offer to be reduced to writing and the Selling Stockholder shall deliver a Notice of Right of First Offer to the Investor, the other Existing Stockholders and to the Corporation containing the following information:

(i) the amount of Stock proposed to be so transferred (the “Offered Stock”) (it being agreed that the Offered Stock must constitute the entire legal and beneficial interest in whole shares or other forms of securities of Stock, and not any lesser rights or interests therein or any fractional amounts);

(ii) the terms and conditions of the proposed Transfer (the “Offered Terms”), which terms shall include (A) the price per share (which shall be in cash) at which the Selling Stockholder desires to sell the Offered Stock, and the timing of such payment and (B) the identity (if known or then contemplated) of the proposed transferee(s) of the Offered Stock (i.e., name, occupation and address); and

(iii) an irrevocable affirmative offer made by the Selling Stockholder to Transfer the Offered Stock to the Investor, the other Existing Stockholders or the Company, as applicable, in accordance with this Stockholders’ Agreement, at a price (the “Offer Price”) equal to the total cash price included in the Offered Terms as indicated in the Notice of Right of First Offer (i.e., the amount of Offered Stock multiplied by the per share price).

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Except as indicated in Section 2.4 hereof, the date that the Notice of Right of First Offer is first received by the Corporation shall constitute the “First Offer Notice Date”.

(b) Right of First Offer to the Investor. The Investor shall have the exclusive, unconditional and irrevocable option to purchase and acquire from the Selling Stockholder all or any portion of the Offered Stock (to be allocated among the Selling Stockholders as they mutually agree), in accordance with the provisions of the Notice of Right of First Offer, for a period of fifteen (15) days from the First Offer Notice Date, in accordance with the procedure described in this Section 2.3. The Selling Stockholder hereby irrevocably and unconditionally agrees to sell, transfer and convey the Offered Stock, and all of such Stockholder’s right, title and interest in and to such Offered Stock, on the terms and conditions set forth in this Section 2.3 (including this subsection (b)). The Investor will be entitled to give written notice (the “Investor’s Exercise Notice”) to the Selling Stockholder and to the Corporation, within fifteen (15) days from the First Offer Notice Date, of the Investor’s election to acquire all or any portion of the Offered Stock. The Investor’s Exercise Notice shall refer to the Notice of Right of First Offer and shall set forth the number of shares of Offered Stock sought to be acquired by the Investor pursuant to the exercise of its first offer rights hereunder. The rights of the Investor under this Section 2.3 may be assigned by such Investor (or its successors and assigns) to any person or entity to whom the Investor Transfers more than 50.0% of the shares of Stock owned by it on the date hereof.

(c) Second Priority Right of First Offer to the Other Existing Stockholders. In the event the Investor shall either (x) fail to deliver the Investor’s Exercise Notice properly and on a timely basis, as required in Section 2.3(b) hereof, or (y) deliver the Investor’s Exercise Notice on a timely basis but shall elect to purchase less than all of the shares of Offered Stock, then the other Existing Stockholders shall have the exclusive, unconditional and irrevocable option to purchase and acquire all or any portion of their respective pro rata portion (based on the respective shareholdings of all electing Existing Stockholders) (“Pro Rata Portion”) of the Remaining Offered Stock (as defined below), in accordance with the provisions of the Notice of Right of First Offer, until the expiration of the 30-day period following the First Offer Notice Date, in accordance with the procedure described in this Section 2.3. Each of the Existing Stockholders will be entitled to give written notice (the “Existing Stockholder’s Exercise Notice”) to the Selling Stockholder and to the Corporation, within thirty (30) days from the First Offer Notice Date, of the Existing Stockholder’s election to acquire such person’s Pro Rata Portion of the Remaining Offered Stock. The Existing Stockholder’s Exercise Notice shall refer to the Notice of Right of First Offer and shall set forth the number of shares of Remaining Offered Stock sought to be acquired by the Existing Stockholder pursuant to the exercise of its first offer rights hereunder. As used herein, the term “Remaining Offered Stock” shall mean, in the case of the event described in clause (x) of the immediately preceding sentence of this Section 2.3(c), all Offered Stock, in the case of the event described in clause (y) of the immediately preceding sentence of this Section 2.3(c), all shares of Offered Stock other than those shares with respect to which the Investor exercised its right to purchase in the Investor’s Exercise Notice) and (z) in the case of the event described in the first sentence of Section 2.3(d), all shares of Offered Stock other than those shares with respect to which the Investor and the Existing Stockholders exercised their respective right to purchase. The Selling Stockholder hereby irrevocably and unconditionally agrees to sell, transfer and convey the Offered Stock, and

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all of such Stockholder’s right, title and interest in and to such Offered Stock, on the terms and conditions set forth in this Section 2.3 (including this subsection (c)).

(d) Third Priority Right of First Offer to the Company. In the event the Investor and the Existing Stockholders shall either (x) fail to deliver the Investor’s Exercise Notice or the Existing Stockholder’s Exercise Notice, as the case may be, properly and on a timely basis, as required in Sections 2.3(b) and 2.3(c) hereof, or (y) deliver the Investor’s Exercise Notice or the Existing Stockholder’s Exercise Notices, as the case may be, on a timely basis but shall elect to purchase less than all of the shares of Offered Stock, then the Company shall have the exclusive, unconditional and irrevocable option to purchase and acquire the Remaining Offered Stock, in whole but not in part, in accordance with the provisions of the Notice of Right of First Offer, until the expiration of the 40-day period following the First Offer Notice Date, in accordance with the procedure described in this Section 2.3. The Selling Stockholder hereby irrevocably and unconditionally agrees to sell, transfer and convey the Offered Stock, and all of such Stockholder’s right, title and interest in and to such Offered Stock, on the terms and conditions set forth in this Section 2.3 (including this subsection (d)). The Company will be entitled to give written notice (the “Company Exercise Notice”, and together with the Investor’s Exercise Notice and the Existing Stockholder’s Exercise Notices, the “Exercise Notice”) to the Selling Stockholder, the Investor and the other Existing Stockholders, within forty (40) days from the First Offer Notice Date, of the Company’s election to acquire all of the Remaining Offered Stock in accordance with this Section 2.3(d). The Company Exercise Notice shall refer to the Notice of Right of First Offer and shall set forth the number of shares of Remaining Offered Stock to be acquired by the Company pursuant to the exercise of its first offer rights hereunder.

(e) Right of First Offer to the Corporation. In the event that the Investor is the Selling Stockholder, the rights set forth in Sections 2.3(b), 2.3(c) and 2.3(d) shall not apply and the Corporation shall have the exclusive, unconditional and irrevocable option to purchase and acquire from the Investor the Investor’s Offered Stock, in whole but not in part, in accordance with the provisions of the Notice of Right of First Offer, for a period of fifteen (15) days from the First Offer Notice Date, in accordance with the procedure described in this Section 2.3. The Investor hereby irrevocably and unconditionally agrees to sell, transfer and convey the Investor’s Offered Stock, and all of Investor’s right, title and interest in and to such Offered Stock, on the terms and conditions set forth in this Section 2.3 (including this subsection (d)). The Corporation will be entitled to give written notice (the “Corporation’s Notice of Exercise to Investor”) to the Investor, within fifteen (15) days from the First Offer Notice Date, of the Corporation’s election to acquire all of the Investor’s Offered Stock. The Corporation’s Notice of Exercise to Investor shall refer to the Notice of Right of First Offer. The rights of the Corporation under this Section 2.3 may not be assigned by the Corporation (or its successors and assigns), without the prior written consent of the Investor which be withheld in the Investor’s sole discretion.

(f) Requirement (Collectively) to Purchase All Offered Stock. Notwithstanding the provisions of the preceding Subsections 2.3(b), 2.3(c) and 2.3(d), the option to purchase Offered Stock described in the Notice of Right of First Offer may be exercised and the Closing (as hereinafter defined) on such purchase consummated only if the Investor, the

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Existing Stockholders and/or the Corporation, as applicable, collectively, agree to purchase all of the Offered Stock.

(g) Closing and Tender Requirements. The consummation of any Transfer required to be effected pursuant to this Section 2.3 shall constitute the “Closing”, and the time and date of such Closing shall constitute the “Closing Date”. The Closing shall be held at the principal office of the Corporation, at 10:00 a.m. (x) in the case of any Transfer to be effected pursuant to Sections 2.3(b), 2.3(c), or 2.3(d) on the forty-fifth day subsequent to the First Offer Notice Date or (y) in the case of any Transfer to be effected pursuant to Section 2.3(e), on the twentieth day subsequent to the First Offer Notice Date (or in any case such other date and time if and as may be mutually agreed upon by the parties to the transaction). At the Closing, the Selling Stockholder shall present to the purchaser(s) all certificates for the Offered Stock required to be sold in such transaction, in proper form for transfer. The Offered Stock shall be transferred free and clear of all liens, security interests and encumbrances or adverse claims of any kind or character. At the Closing, the purchaser(s), upon receipt of proper tender of the Offered Stock in accordance with this Section 2.3, shall tender full payment of the Offer Price in conformity with the Offered Terms.

(h) Permitted Transfer Following Expiration or Non-Exercise of Right(s) of First Offer. If (i) the Investor, the other Existing Stockholders and/or the Company do not elect to purchase in the aggregate all of the Offered Stock (other than Offered Stock offered by the Investor) pursuant to their respective Exercise Notices in accordance with the preceding subsections of this Section 2.3 on or before the date which is forty (40) days following the First Offer Notice Date, or (ii) the Company does not elect to purchase all of the Investor’s Offered Stock in accordance with Section 2.3(e) on or before the date which is fifteen (15) days following the First Offer Notice Date, as the case may be, then all of the Offered Stock may be sold by the Selling Stockholder, at any time during the ensuing sixty (60) days, in strict conformity with the Offered Terms as set forth in the Notice of Right of First Offer (it being agreed however that the price per share may be greater than, but not less than, the price per share included in the Offered Terms); provided, however, that the purchaser of such Stock, as a condition to the effectiveness of such Transfer, must first execute a written acknowledgment and agreement, in form and substance satisfactory to the Company, that such purchaser has become a Stockholder and is a party to this Stockholders’ Agreement and that such purchaser agrees to be bound by the terms, restrictions, provisions and conditions set forth in this Stockholders’ Agreement (as such may be amended from time to time).

(i) Right of Company to Issue and Sell Equity Securities to Exercise Certain Rights of First Refusal. If the Investor proposes to Transfer twenty five percent (25%) or more of its Stock in one or a series of transactions in any sixty day (60) period and the Company elects to purchase such Offered Stock pursuant to its Exercise Notice in accordance with Section 2.3(e) hereof, and the Company’s Board of Directors expressly determines in a resolution that, taking into account all other liquidity needs of the Company, it lacks sufficient funds to allow it to effect such purchase, the Company shall be permitted to issue and sell, in one or more transactions, equity securities that are junior in preference and rank with respect to liquidation distribution rights to the Stock owned by the Investor solely for the purpose of raising sufficient funds to allow the Company to effect such purchase.

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Section 2.4 Compliance Required; Effect of Non-Compliance. Absent the right to effect a Transfer of Stock pursuant to Sections 2.1, 2.2, or 2.3 hereof, or under Article 3 hereof, any Transfer or purported Transfer of Stock during the term of this Stockholders’ Agreement which is not in strict compliance with the terms and provisions of this Article 2 or Article 3 (hereinafter, an “Improper Transfer”) shall be invalid, null, void and of no force or effect, and shall not be effected or permitted on the stock books and records of the Corporation, which constitute the definitive records regarding the issuance and Transfer of Stock. In furtherance and not in limitation of the foregoing, promptly upon discovery of any such Improper Transfer, the Corporation shall issue, on behalf of the purported transferor, a Notice of Right of First Offer (with the date of such issue being deemed to be the “First Offer Notice Date” therefor) (hereinafter, the “Corporate Notice of Rights”), a copy of which shall be sent to the person attempting or purporting to make such Improper Transfer (the “Improper Transferor”) and to his or her intended transferee. The Improper Transferor shall comply with any requests for information that the Corporation shall include in the Corporate Notice of Rights regarding such Transfer. The duty of the Corporation to cause the issuance of such Corporate Notice of Rights shall not be considered to be elective, but shall be mandatory. Upon the giving of the Corporate Notice of Rights, the time periods for the exercise of the option specified in Section 2.3 (treating such Corporate Notice of Rights as a “Notice of Right of First Offer” hereunder) shall commence running. If a Notice of Right of First Offer had already been given to the Corporation, but the Corporation is nonetheless required to issue a new Corporate Notice of Rights under this Section 2.4, the prior Notice of Right of First Offer shall have no effect and the time periods under the Corporate Notice of Rights issued by the Corporation shall apply. The rights of the Corporation under this Section 2.4 shall be in addition to any rights, at law or in equity, which the Corporation may have in connection with any Improper Transfer.

Section 2.5 Absolute Restrictions on Transfer. Notwithstanding anything stated herein to the contrary, in no event shall any Stockholder or the Company transfer, issue or otherwise convey shares of Stock to any Person which competes in any manner with or detracts from any orthopedic implant business in which the Investor or its subsidiaries or affiliates engages or to any Person (other than the Investor) which competes in any manner with or detracts from the Company’s business as currently or now proposed to be conducted.

ARTICLE 3

Investor’s Buyout Option

Section 3.1 Buyout Option. Notwithstanding anything to the contrary set forth in this Stockholders’ Agreement, the Investor shall have an exclusive and irrevocable option (the “Buyout Option”), exercisable by notice (the “Buyout Notice”) to the Company and the other Stockholders given at any time not sooner than the second anniversary of the date of the Securities Purchase Agreement, except upon a Change in Control (as defined in Section 6.1(g)) which occurs prior to such second anniversary in which case not sooner than the date of such Change in Control, nor later than the fifth anniversary of the date of the Securities Purchase Agreement to the Stockholders, to purchase (the “Buyout”) all, but not less than all, of the outstanding shares of Common Stock, Preferred Stock and Convertible Securities (other than Convertible Securities consisting of debt) from the holders thereof, or all or substantially all of the assets of the Company, for an aggregate purchase price equal to the Purchase Price (as

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defined below). The closing of the Buyout shall be held on a business day (the “Buyout Closing Date”) specified by the Investor in the Buyout Notice to be held within sixty (60) days of the date of the Buyout Notice; provided that in the event of a good faith dispute between the Company and the Investor as to the calculation of the Purchase Price (as defined below) which is submitted to the Mediator (as defined below) pursuant to Section 3.9 hereof, the Buyout Closing Date shall be extended to the third business day following the resolution of such dispute.

Section 3.2 Form of Payment. The Purchase Price shall be paid, in the sole discretion of the Investor, in any combination of (i) cash, payable by certified check, bank cashier’s check or wire transfer in immediately available funds, and (ii) shares of the common stock, par value $.01 (the “Exactech Shares” or an “Exactech Share”), of the Investor, the value of which shall be based upon the average closing price for an Exactech Share on the Nasdaq National Market System (or comparable system maintained by the National Association of Securities Dealers or successor organization thereto or comparable national securities exchange) (the “Trading Market”) for the five (5) trading days immediately prior to the Buyout Closing Date.

Section 3.3 Calculation of Purchase Price. The Purchase Price shall equal eighty percent (80%) of the sum of (a) the Altiva Valuation (provided that in no event shall the Altiva Valuation be less than $25 million), less (b) the amount of all Indebtedness of the Company outstanding at the time of calculation thereof which, by its terms, is not convertible into shares of Common Stock plus (c) an amount equal to all cash and Cash Equivalents held by the Company as of the time of such calculation less (d) the amount of all accounts payable outstanding at the time of calculation thereof. The Purchase Price shall be calculated as of the date which is ten (10) days prior to the Buyout Closing Date, or if such day is not a business day the next succeeding business day.

Section 3.4 Definitions. For purposes of this Article 3, the following terms shall have the following respective meanings:

(a) “Altiva Valuation” means an amount equal to the Buyout Multiple multiplied by the Altiva Trailing Twelve Months Revenue as of the date the Purchase Price is calculated (the “Calculation Date”), provided, in no event shall the Altiva Valuation be less than $25 million.

(b) “Altiva Trailing Twelve Months Revenue” means the aggregate of all revenue generated by the Company during the four completed fiscal quarters preceding the Calculation Date from all sources, as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied with prior periods in accordance with the Company’s customary practices in effect as of the date of this Agreement.

(c) “Buyout Multiple” means a multiple that (i) to the extent Exactech Multiple calculated on the Calculation Date is greater than or equal to 2.00x (the “Lower Multiple Threshold”) but less than or equal to 3.00x (the “Upper Multiple Threshold”), equals the Exactech Multiple, (ii) to the extent the Exactech Multiple calculated on the Calculation Date is less than the Lower Multiple Threshold, equals the Lower Multiple Threshold less seventy-five percent (75%) of the difference between the Lower Multiple Threshold and the Exactech

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Multiple and (iii) to the extent the Exactech Multiple calculated on the Calculation Date is greater than the Upper Multiple Threshold, equals the Upper Multiple Threshold plus seventy-five percent (75%) of the difference between the Exactech Multiple and the Upper Multiple Threshold. Notwithstanding anything stated herein to the contrary, in no event shall the Buyout Multiple be greater than 4.00x or less than 1.50x. By way of illustration, the following Buyout Multiples would result from the application of the above-described formulation to the Exactech Multiples set forth opposite such Buyout Multiples:

Exactech Multiple	Buyout Multiple (a)
5.000	4.000
4.500	4.000
4.000	3.750
3.500	3.375
3.000	3.000
2.500	2.500
2.000	2.000
1.500	1.625
1.000	1.500

(d) “Cash Equivalents” means (a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than nine months after such time; (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by a corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s; (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than nine months after its date of issuance, which is issued by any bank organized under the laws of the United States (or any state thereof) and which has (x) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000; or (d) any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder.

(e) “Exactech Average Stock Price” means the average closing price for an Exactech Share on the Trading Market for the ninety (90) consecutive days ending on the last day of the Exactech Trailing Twelve Months.

(f) “Exactech Multiple” means a multiple calculated by dividing the Exactech Average Stock Price by the Exactech Trailing Twelve Months Revenue Per Share.

(g) “Exactech Trailing Twelve Months Revenue” means the aggregate of all revenue generated by the Investor during the four completed fiscal quarters preceding the Calculation Date (the “Exactech Trailing Twelve Months”) from all sources, as determined in

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accordance with GAAP, consistently applied with prior periods in accordance with the Company’s customary practices in effect as of the date of this Agreement, as reflected under “Net Sales” in the Investor’s Statement of Income included in its filings for the periods during such applicable Exactech Trailing Twelve Month period on Forms 10-Q and 10-K with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(h) “Exactech Trailing Twelve Months Revenue Per Share” means a number obtained by dividing the Exactech Trailing Twelve Months Revenue by the number of Exactech Shares outstanding as of the last day of the Exactech Trailing Twelve Months.

(i) “Indebtedness” means (a) all obligations of the Company for borrowed money or advances and all obligations of the Company evidenced by bonds, debentures, notes or similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of the Company; (c) all capitalized lease liabilities of the Company; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of the Company to pay the deferred purchase price of property or services and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a lien on property owned or being acquired by the Company (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or is limited in recourse; (e) all contingent liabilities of the Company in respect of any of the foregoing with respect to another person; and (f) all other items which, in accordance with GAAP, would be included as long-term liabilities on the liability side of the balance sheet of the Company as of the date at which Indebtedness is to be determined. The Indebtedness of the Company shall include the Indebtedness of any other entity (including any partnership in which the Company is a general partner) to the extent the Company is liable therefor as a result of the Company’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that the Company is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include the indebtedness evidenced by the Note (as defined in the Securities Purchase Agreement).

Section 3.5 [Reserved].

Section 3.6 Form of Buyout Transaction; Execution of Documents. The form of the Buyout may be in the form of a purchase of the Stock, the purchase of all or substantially all of the assets of the Company, or a merger, consolidation, reorganization or recapitalization or other form of business combination, which form shall be in the sole discretion of the Investor. Each Stockholder agrees to vote all shares of Stock as to which it has or shares voting control in favor of and consent to, and agrees not to challenge or raise any objections to, bring a claim against or otherwise contest such Buyout. If the Buyout is structured as a merger or consolidation or any other transaction entitling such Stockholder to dissenters rights, each Stockholder agrees to waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or other transaction. Each Stockholder hereby agrees to execute such purchase agreement, merger agreement or other definitive agreement and other documents (the “Definitive Buyout Documentation”) and take such other necessary or desirable actions in connection with the consummation of the Buyout as reasonably requested by the Investor, including, without

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limitation, waiver of all rights of approval, consent and/or voting, rights of conversion, rights of redemption, rights of first refusal, rights to notice of the transaction and rights to receive any payments other than the payment set forth in this Article 3 (including rights to liquidation preferences) whether such rights be granted to the Stockholders by virtue of applicable law, contract, or the Certificate of Incorporation or Bylaws of the Company.

Section 3.7 Conditions to Consummation of the Buyout Transaction. In addition to other conditions which may be necessary or desirable as mutually agreed to by the Investor and the Company and/or the Existing Stockholders and which may appear in the Definitive Buyout Documentation, consummation of the Buyout shall be conditioned upon the occurrence, or waiver by the Company of, an infusion (the “Capital Infusion”) of an amount equal to at least $6 million by the Investor into the Company, in the form of equity and/or debt (including without limitation the purchase of shares of Series C Preferred Stock and the making of Loans), pursuant to the terms of the Securities Purchase Agreement; provided, however, that consummation of the Buyout shall not be conditioned upon the occurrence or waiver of the Capital Infusion if the Investor exercises the Buyout Option following the occurrence of a Change in Control Event.

Section 3.8 Allocation of Purchase Price.

(a) In the event that the Buyout is in the form of a merger, allocation of the Purchase Price shall be to each of the holders of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and other outstanding Convertible Securities in accordance with the provisions set forth in Section (B)(2)(d) of Article IV of the Certificate of Incorporation. In the event that the Buyout is in the form of a purchase of outstanding securities, allocation of the Purchase Price shall be to each of the holders of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock and other outstanding Convertible Securities, based on the portion equal to such holder’s then percentage ownership interest in all of the Company’s outstanding shares of Common Stock (assuming the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series C-1 Preferred Stock and the exercise and conversion of all other outstanding Convertible Securities). In such event, at the closing of the Buyout the holders of any outstanding Convertible Securities shall pay to the Company the aggregate exercise price thereof.

(b) If the Buyout is in the form of a purchase of the Company’s assets, the Purchase Price shall be paid to the Company. In addition to its right to elect to pay all or a portion of the Purchase Price in any combination of cash and Exactech Shares, the Investor may pay the Purchase Price by surrender of the Note (as defined in the Securities Purchase Agreement) valued at the unpaid principal amount thereof plus accrued and unpaid interest thereon and in shares of the Series C Preferred Stock and/or Common Stock valued as set forth in the next succeeding sentence. For purposes of this Section 3.8(b) only, each share of Series C Preferred Stock and each share of Common Stock shall have a value equal to the quotient determined by dividing (i) the Altiva Valuation by (ii) the number of outstanding shares of Common Stock (assuming the conversion of all outstanding shares of Preferred Stock). The Corporation hereby covenants and agrees to distribute to the holders of Common Stock, Preferred Stock and Convertible Securities any proceeds received by the Corporation in

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connection with the exercise of the Buyout Option by the Investor in accordance with Section (B)(2)(d) of Article IV of the Certificate of Incorporation.

Section 3.9 Dispute Resolution. The Investor shall set forth a calculation of the Purchase Price in the Buyout Notice. If the Company provides to the Investor notice of an objection to such calculations (which notice shall detail the Company’s specific objections to the Investor’s method of calculation), then the Investor and the Company shall use their reasonable best efforts to resolve such dispute. If such dispute is not resolved within 5 calendar days after the Company provided written notice to the Investor of its objections, then such disputed matters shall be referred to an independent certified public accounting firm mutually agreed to by the Investor and the Company (the “Mediator”), who shall serve as a mediator and shall deliver to the Investor and the Company, as promptly as practicable and in any event no later than thirty (30) days after such dispute is referred to the Mediator, a report setting forth its resolution of the disputed matters and calculation of each of the components of the Purchase Price set forth in Sections 3.3 and 3.4 hereof as well as a final calculation of the Purchase Price, based on the resolution of such matters. The Investor and the Company shall furnish to the Mediator such workpapers and other documents and information relating to the disputed issues as the Mediator may reasonably request and are available to such party, and shall be afforded the opportunity to present to the Mediator any material relating to the determination and to discuss the determination with the Mediator. The final report of the Mediator shall be final and binding. The cost of such report shall be borne one-half by the Company and one-half by the Investor. In the event that the Investor and the Company shall fail to appoint the Mediator within ten (10) days after the commencement of the dispute resolution procedures set forth herein, such Mediator shall be appointed by the American Arbitration Association (the “AAA”) in accordance with the AAA’s Commercial Mediation Rules in effect at the time of such dispute.

ARTICLE 4

Covenants

Section 4.1 Board of Directors.

Section 4.1.1 From and after the date hereof and until the termination of this Agreement, in addition to the voting requirements and corporate governance requirements set forth in the Certificate of Incorporation, each Stockholder shall vote all of his Stock and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings and making appropriate nominations for election to the Board of Director), so that:

(i) the number of directors on the Board shall be no less than six (6) nor more than seven (7) directors;

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(ii) as long as the Investor owns in the aggregate at least ten percent (10%) of the outstanding shares of all classes of Common Stock of the Company, William Petty, M.D., or such other representative designated by the Investor (the “Investor Director”), shall be elected to the Board;

(iii) the Chief Executive Officer of the Company, shall be elected to the Board;

(iv) two representatives who are independent of the Company and designated by the holders of a majority of the shares of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class, shall be elected to the Board; provided, that if the Investor shall not have the right to designate the Investor Director pursuant to Section 4.1.1(ii) above, then three representatives shall be designated by such holders pursuant to this Section 4.1.1(iv) and provided, further, that if the number of directors comprising the Board is six, then one representative shall be designated by such holders, unless the Investor shall not have the right to designate the Investor Director, then two representatives shall be designated by such holders;

(v) one representative who is designated by Piper Jaffray Healthcare Fund III, L.P. or an affiliate thereof (“Piper”), shall be elected to the Board;

(vi) one representative who is designated by Frazier Healthcare III, L.P. or an affiliate thereof (“Frazier”), shall be elected to the Board;

(vii) one representative who is designated by Pequot Offshore Private Equity partners III, L.P. or an affiliate thereof (“Pequot”), shall be elected to the Board;

(viii) the removal from the Board (with or without cause) of any representative designated hereunder shall be at only the written request of the Stockholder(s) bearing the right to designate the representative and under no other circumstances, provided that nothing herein shall preclude the Board or the Stockholders from removing a Director for cause under Delaware law; and

(ix) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filed by a representative designated by the Stockholder(s) bearing the right to designate the representative who created such vacancy, as provided hereunder; provided that any representative removed for cause shall not be designated again as a member of the Board.

Section 4.1.2 The Corporation shall take all necessary and desirable actions so that the Investor Director shall be appointed to each committee of the Board.

Section 4.1.3 The Corporation shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. So long as the each director serves on the Board and for three years thereafter, the Corporation shall maintain directors indemnity insurance coverage reasonably satisfactory each such director.

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Section 4.1.4 The rights of the holders of the Series A Preferred Stock and Series B Preferred Stock, Piper, Frazier and Pequot to designate representatives to the Board under this Section 4.1 shall terminate at such time as such Stockholder(s) and its/their Permitted Transferees hold in the aggregate less than 7.5% of the outstanding Stock.

Section 4.1.5 If the Stockholder(s) bearing the right to designate representatives to Board fails to designate a representative to fill a directorship pursuant to the terms of this Section 4.1, the election of a person to such directorship shall be accomplished in accordance with the Corporation’s bylaws and applicable law.

Section 4.2 Amendments to Stock Incentive Plan. From and after the date hereof and until the termination of this Agreement, in addition to the voting requirements and corporate governance requirements set forth in the Certificate of Incorporation, each Stockholder shall vote all of his Stock and any other voting securities of the Corporation over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board of Directors committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that any amendment to the Altiva Corporation 2001 Stock Incentive Plan (the “Plan”) which has the effect of increasing the number of shares underlying awards that may be issued to certain eligible officers and key employees pursuant thereto is approved and adopted so long as such amendment has been previously approved and adopted by the Corporation’s Board of Directors and the increase in the authorized number of shares underlying such awards shall not cause the total number of shares underlying such awards to exceed 7.5% of the Corporation’s Common Stock on an as-converted and fully-diluted basis.

Section 4.3 Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the Certificate of Incorporation nor the Bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

Section 4.4 Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement.

Section 4.5 Arms-Length Transactions. All transactions between the Company and the Stockholders and their respective partners, family relatives or entities in which such persons have an ownership interest shall be approved by all of the directors of the Company who do not have an interest in such transaction.

Section 4.6 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

Section 4.7 Limitation. Each Stockholder shall retain at all times the right to vote such party’s shares of Stock in that party’s sole discretion on all matters other than those set forth in Article 3 and Section 4.1.1 above, which are at any time and from time to time presented for a vote to Company’s stockholders generally.

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ARTICLE 5

Restrictive Legend

Each Stockholder agrees that any Stock owned, held, purchased or acquired by such Stockholder shall bear appropriate legends, indicating restrictions on the sale or other Transfer of such Stock in accordance with applicable Securities Laws and in accordance with the terms and provisions of this Stockholders’ Agreement. The Company shall use its best efforts so that all certificates representing Stock of the Corporation issued to the Stockholders shall bear the following legend on the face of the certificate (or legend in substantially similar form):

“THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SEE REVERSE SIDE.”

The Company shall use its best efforts so that all certificates representing Stock of the Corporation issued to the Stockholders shall also bear the following legends on the reverse side of the certificate (or legends in substantially similar form):

(A) “THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, CONVEYED, TRANSFERRED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION FROM THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

(B) “THE SALE, CONVEYANCE, TRANSFER, PLEDGE, GIFT, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS AND AGREEMENTS PROVIDED UNDER THE TERMS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF OCTOBER 29, 2003, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION. THE CORPORATION SHALL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THESE RESTRICTIONS AND AGREEMENTS. NO SALE, CONVEYANCE, TRANSFER, PLEDGE, GIFT, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF ANY NATURE OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE MAY BE

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MADE EXCEPT IN COMPLIANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF SAID STOCKHOLDERS’ AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE, ASSIGNEE OR PLEDGEE AGREES TO BE BOUND BY ALL OF THE TERMS, CONDITIONS AND RESTRICTIONS OF SAID STOCKHOLDERS’ AGREEMENT.”

The Corporation may also cause to be imposed upon such certificates such other legends as the Corporation, on the advice of counsel, shall determine to be required or appropriate under the provisions of any federal or state securities law.

ARTICLE 6

Termination

Section 6.1 Termination of Agreement. This entire Stockholders’ Agreement shall terminate upon the date of the first to occur of any of the following events:

(a) the (voluntary or involuntary) dissolution or liquidation of the Company, or the assignment of the Company for the benefit of creditors;

(b) the expiration of sixty (60) days after a petition in bankruptcy (or similar petition) shall have been filed by or against the Company if not dismissed or discharged within such 60 day period;

(c) the appointment of a receiver for the Corporation or the assignment of the Corporation for the benefit of creditors;

(d) the mutual written consent of the Investor and all other persons (or entities) then holding not less than seventy-five percent (75%) of the issued and outstanding Stock;

(e) consummation of any merger or share exchange involving all of the issued and outstanding Stock of the Company effected for a significant business purpose (and not solely or primarily to effect a termination of this Stockholders’ Agreement), or any sale, transfer, conveyance or disposition of all or substantially all of the assets and properties of the Company (including a business combination provided for in Article 3 hereof), provided, that the Investor has consented in writing to any such transaction; it being understood and agreed that the Investor may withhold its consent to any such transaction in its sole discretion;

(f) consummation of a firm commitment underwritten public offering by the Corporation of shares of Common Stock pursuant to a registration statement on Form S-1, Form SB-1 or Form SB-2 (or any successor form) under the Securities Act, the public offering price of which is not less than $3.90 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and that results in aggregate cash proceeds to the Company of at least $15 million (a “Qualified IPO”), provided, that the Investor has consented in writing to such Qualified IPO and provided further, that this Agreement shall so terminate only if (i) the Company shall have paid and satisfy in full all amounts owed under the Note, (ii) the

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Company shall have obtained the release of the Guarantee (as defined in the Securities Purchase Agreement) or, if the Working Capital Line (as defined in the Securities Purchase Agreement) is provided by the Investor, the Corporation shall have paid and satisfied and terminated the Working Capital Line, (iii) the obligation of the Investor to make Loans under the Securities Purchase Agreement shall have been terminated and released and (iv) the Company shall have purchased from the Investor all shares of Series C Preferred Stock held by the Investor pursuant to and in accordance with the applicable redemption provisions set forth in the Certificate of Incorporation; it being understood and agreed that the Investor may withhold its consent to any such Qualified IPO in its sole discretion and shall have the sole discretion to not require the satisfaction and occurrence of any or all of the events set forth in (i) through (iv) above as a condition to such termination; or

(g) thirty (30) days following a Change in Control Event (as defined below), unless the Investor shall exercise the Buyout Option by delivery of the Buyout Notice prior to the close of business on such thirtieth day, provided, that this Agreement shall so terminate only if (i) the Company shall have paid and satisfy in full all amounts owed under the Note, (ii) the Company shall have obtained the release of the Guarantee or, if the Working Capital Line is provided by the Investor, the Corporation shall have paid and satisfied and terminated the Working Capital Line, (iii) the obligation of the Investor to make Loans under the Securities Purchase Agreement shall have been terminated and released and (iv) the Company shall have repurchased from the Investor all shares of Series C Preferred Stock held by the Investor pursuant to and in accordance with the applicable redemption provisions set forth in the Certificate of Incorporation; it being understood that Investor shall have the sole discretion to not require the satisfaction and occurrence of any or all of the events set forth in (i) through (iv) above as a condition to such termination.

For purposes of this Article 6, the term “Change in Control Event” shall mean an event in which:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who did not own shares of the capital stock of the Investor on the date of the Securities Purchase Agreement shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Investor representing 50% or more of the combined voting power of the Investor’s then outstanding securities; or

(ii) There should occur (A) any consolidation or merger involving the Investor and the Investor shall not be the continuing or surviving corporation or the shares of the Investor’s capital shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (x) the Investor is the surviving corporation and (y) the shareholders of the Investor immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Investor; or (C) any liquidation, dissolution or insolvency of the Investor.

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Nothing contained in this Article 6 shall affect or impair any rights or obligations arising prior to the time of termination, or which may arise by an event causing the termination, of this Stockholders’ Agreement. This Stockholders’ Agreement shall terminate as to any specific Stockholder upon the date such Stockholder ceases to own any Stock or rights, warrants or options to purchase Stock (if and only if transferred or disposed of in accordance with this Stockholders’ Agreement).

Section 6.2 Termination of Restrictions. The termination of restrictions provided in this Section 6.2 is subject to the specific termination provisions of Section 6.1 and elsewhere in this Agreement. The restriction referred to in the endorsement required pursuant to paragraph A of Article 5 shall cease and terminate as to any particular shares of Stock (a) when, in the opinion of counsel for the Company, such restriction is no longer required in order to assure compliance with the Securities Act and applicable state securities laws or (b) when such shares shall have been effectively registered and sold under the Securities Act. The Company or the Company’s counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder’s counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in paragraph A of Article 5 from such Stockholder’s stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to the Company and its counsel. The restrictions referred to in paragraph B of Article 5 shall cease and terminate as to any particular shares of Stock when, in the opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such shares and their Stockholder, or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to paragraph B of Article 5 shall cease and terminate when, in the reasonable opinion of counsel for the Company, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Stock, the Stockholder holding such shares shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Stock not bearing the relevant terminated legend(s) set forth or referred to in Article 5.

ARTICLE 7

Investment Representations

The Stockholders hereunder hereby make the following representations and warranties:

Section 7.1 Each Stockholder understands that Rule 144 promulgated under the Securities Act is not presently available with respect to the shares of Stock of the Company, and that absent registration of any and all shares of the Stock of the Company under the Securities Act and Securities Laws, compliance with an applicable exemption under the Securities Act and Securities Laws is required for any public sale or other disposition of any shares of the Stock of the Company.

Section 7.2 Each Stockholder understands that, so long as the restrictive legends as described in Article 5 herein remain on the certificates representing shares of Stock of the Company, the Company may maintain appropriate “stop transfer” orders with respect to the shares on its books and records and with its registrar and transfer agent, if any. Notwithstanding

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the foregoing, the undersigned shall be entitled to replacement certificates without such legend if permitted under Rule 144 promulgated under the Securities Act or upon presentation by the undersigned to the Company of a favorable written opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel that the removal of such legend is not in violation of either the Securities Act and the rules and regulations promulgated thereunder or applicable provisions of state securities laws.

Section 7.3 Each Stockholder agrees that prior to any proposed Transfer of any shares of Stock of the Company and as a condition thereto, if such Transfer is not made pursuant to an effective registration statement under the Securities Act or an opinion of counsel to the Company (or other counsel acceptable to the Company and its counsel) that such shares may be sold publicly without registration under the Securities Act, the undersigned will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth in Article 5 hereof on the certificates evidencing the shares, (iii) an agreement by such transferee that the Company may place a “stop transfer” order with the Company’s transfer agent and registrar, if any, (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the immediately succeeding sentence, and (v) such other documents and instruments as the Company may reasonably request.

Section 7.4 Each Stockholder agrees to indemnify the Company and its officers, directors, stockholders and agents against any and all losses, claims, damages, expenses or liabilities to which the Company may become subject under any federal or state securities law, at common law, or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon (1) any Transfer of any shares of Stock of the Company owned by the respective Stockholder in violation of the Securities Act, the Exchange Act, the rules and regulations promulgated under either of such Acts, or the Securities Laws, or (2) any untrue statement of a material fact or omission to state any material fact in connection with such Stockholder’s representations pursuant to this Stockholders’ Agreement or with respect to the facts and representations supplied to counsel to the Company upon which its opinion as to a proposed Transfer by the undersigned was based.

ARTICLE 8

Notices

Section 8.1 Addresses. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered, telexed or facsimile transmitted (with receipt confirmed, and a copy also sent by United States mail, first class, postage pre-paid), or three (3) days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested. The addresses of the Investor is set forth on the signature page hereto, and the addresses of the other Stockholders are as reflected on the stock books and records of the Corporation. The address of the Corporation, unless subsequently changed in accordance with the provisions of this Stockholders’ Agreement, is as follows:

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To the Corporation:	ALTIVA CORPORATION
9800 – I Southern Pines Blvd.
Charlotte, North Carolina 28273
Attention: James Robson, Chief Executive Officer

With a copy to:

Dorsey & Whitney LLP
50 S. Sixth Street
Minneapolis, MN 55402
Attn: Robert Kukuljan, Esq.

Any party may change its address for the purposes of this Stockholders’ Agreement by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

Section 8.2 Form of Notice; Extension of Notice Periods. Any notice or communication hereunder must be in writing and provide the information or documents required hereunder. Notwithstanding any provision to the contrary set forth in this Stockholders’ Agreement, to the extent any person or party is required to give or provide to the Corporation any form of notice under or pursuant to this Stockholders’ Agreement within a specified period of time, the Corporation may, in a writing signed by a duly authorized officer of the Corporation, grant an extension of such notice period for any number of days deemed reasonable by the Corporation (so long as such extension does not adversely effect the rights of other Stockholders, in which case the consent of any such adversely affected Stockholders shall be required to effect any such extension). Absent such written extension, all time periods specified for the giving of notices to the Corporation hereunder shall be with “time of the essence.”

Section 8.3 Failure to Notify of Changed Address. It shall be the responsibility of each of the parties to this Stockholders’ Agreement to notify all other parties of their respective addresses and any changes thereof, and any objections to the performance of any act required hereunder based upon a failure to receive a notice mailed in conformity with the provisions of this Stockholders’ Agreement shall be meritless and ineffective.

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ARTICLE 9

Other Agreements

Section 9.1 No Right of Employment or Participation in Management. Except as provided otherwise herein, no Stockholder shall have any right of employment or other employee benefits, or any right to be a director or officer of the Company or otherwise participate in the management of the Company in any manner or respect, solely as a consequence of owning Common Stock in the Company. Each Stockholder who is a director or officer of the Company acknowledges that, if the Board of Directors determines that salary or other compensation (other than dividends) shall be paid to any director or officer of the Company, the Company shall be under no obligation to pay each other director or officer any amount of such salary or compensation.

Section 9.2 Company Designee. All rights granted to the Company by the terms of this Stockholders’ Agreement (or any specified portion of such rights) may be exercised by such person, persons, entity or entities as the Board of Directors of the Company, in its sole discretion, may from time to time designate acting by vote or unanimous written consent.

ARTICLE 10

Miscellaneous Matters

Section 10.1 Amendment; Waiver. Except as specifically provided otherwise herein, this Agreement may not be amended, repealed, modified, or supplemented except by an instrument in writing signed by the Company, by the Investor (if it is a party to this Agreement at such time) and by Stockholders (other than the Investor) holding a majority of the then outstanding shares of Stock held by all such Stockholders; provided, however, that 6.1(d) and this Section 10.1 hereof may only be amended or supplemented by an instrument in writing signed by the Company, by the Investor (if it is a party to this Agreement at such time) and by Stockholders (other than the Investor) holding not less than ninety percent (90%) of the then outstanding shares of Stock held by all such Stockholders. The foregoing notwithstanding, the Company, without the consent of any other party hereto, may amend the signature pages hereto, in order to add any holder of the Company Securities as a party hereto in the capacity of a Stockholder hereunder (whether such person becomes a party either voluntarily or as required under this Agreement) and the provisions of this Stockholders’ Agreement may be amended, repealed or modified upon approval of the Board of Directors of the Corporation to cure any grammatical or typographical error(s) or ambiguity or inconsistency herein.

Except as expressly provided herein neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any amendments or terminations of this Agreement (other than any amendments to or termination of Section 4.1.1) effected in accordance with the foregoing paragraph of this Section 10.1 shall be binding upon all parties hereto, including those not signing such amendment or termination.

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No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

Section 10.2 Entire Agreement. This Stockholders’ Agreement constitutes the entire and final agreement of the parties hereto with respect to the subject matter hereof, and it is hereby agreed that any prior oral or written agreement (including without limitation any prior written version of a stockholders’ agreement), promise, commitment, representation, warranty, understanding or assurance expressing, concerning or relating to the matters addressed herein are merged herein, are expressly canceled and shall be null and void and of no further force or effect, including, without limitation, the Voting Agreement.

Section 10.3 Successors. This Stockholders’ Agreement shall be binding upon the parties hereto, and their heirs, administrators, executors, personal representatives, successors and assigns, and the parties hereto covenant and agree that they themselves and their respective heirs, executors, successors, administrators, personal representatives and assigns will execute any and all instruments, releases, assignments and consents that may reasonably be required of them to more fully implement the provisions of this Stockholders’ Agreement.

Section 10.4 Headings; Gender. All headings set forth in this Stockholders’ Agreement are intended for convenience only and shall not control or affect the meaning, construction, interpretation or effect of this Stockholders’ Agreement or of any of the provisions hereof. Any reference herein to the masculine, feminine or neuter gender shall be nonspecific in nature and shall equally apply to the appropriate gender of the party concerned.

Section 10.5 Severability. If any provision of this Stockholders’ Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall extend to that provision solely, and the remainder of this Stockholders’ Agreement shall be enforced as if such illegal or unenforceable provision were not incorporated herein. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible, but in any event this Agreement shall be construed to give effect to the purposes and intents indicated herein to the fullest practicable extent.

Section 10.6 Specific Performance. The parties hereto acknowledge, understand and agree that the right to purchase, own and vote, and the obligation to purchase or sell, and restrictions on the transferability of, the Stock are unique and invaluable rights, the loss of which are not susceptible to monetary quantification. The parties also agree that the rights and obligations provided herein are fair and equitable, were bargained for and given in exchange for fair and adequate consideration, and are intended by the parties to be legally enforceable in accordance with the terms set forth herein. The obligations of each Stockholder undertaken herein were a material inducement to the issuance (or permitted Transfer) of such shares of Stock by the Company. Accordingly, the parties hereby agree that, in the event of any breach or violation of the terms, provisions and conditions contained herein, an action for specific performance or injunctive or other equitable relief of the rights, obligations and restrictions created by or under this Stockholders’ Agreement (and the terms, provisions and conditions

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thereof) is a proper and appropriate remedy for the breach or violation of its provisions, and shall be available to the parties hereto, and no bond shall be required to be posted in connection therewith. If a party to this Stockholders’ Agreement is required to institute legal proceedings to enforce its rights, or the other party’s obligations, in accordance with the provisions of this Stockholders’ Agreement, and such party prevails in such legal proceedings in a binding, non-appealable final judgment, then such prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred in enforcing such rights and/or obligations.

Section 10.7 Best Efforts. None of the parties hereto shall undertake voluntarily any course of action inconsistent with satisfaction of the conditions applicable to him/her as set forth in this Stockholders’ Agreement and each agrees to use his/her best efforts to do all such acts and take all such measures as may be appropriate to comply as nearly as practicable with the provisions of this Stockholders’ Agreement and to take any and all actions necessary to carry out the purposes and intents of the same, including, without limitation, the execution of documents, instruments and agreements and, to the extent necessary or appropriate or requested by the Company, using all reasonable efforts to cause the amendment of the Certificate of Incorporation or the By-laws of the Company in order to provide for the enforcement of this Stockholders’ Agreement in accordance with its terms.

Section 10.8 Business Days. Whenever the terms of this Stockholders’ Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal (banking) holiday in the State of Delaware, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal (banking) holiday.

Section 10.9 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

Section 10.10 Counterparts. This Stockholders’ Agreement may be executed in separate counterparts, each of which shall serve as an original for all purposes, and all of which together shall constitute one and the same agreement.

Section 10.11 Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Eleventh Judicial Circuit of the State of Florida and of the United States District Court for the Southern District of Florida, Miami Division in either case sitting in Miami-Dade County, Florida, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding shall be heard and determined in such Florida state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in this Section 10.12 and agrees that such service shall constitute

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good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

Section 10.12 Waiver of Jury Trial. To the fullest extent permitted by Law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or in any of the agreement mentioned herein or any dealings between them relating to the subject matter of this Agreement. Each party hereto (a) certifies that none of their respective representatives, agents or attorneys has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications herein.

Section 10.13 Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement. The Certificate of Incorporation and Bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the Certificate of Incorporation nor the Bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties to this Stockholders’ Agreement, intending to be legally bound, have hereunto set their signatures as of the date first above written.

ALTIVA CORPORATION

By:
Name:
Title:

INVESTOR: EXACTECH, INC.:

By:
Name: Joel C. Phillips
Title: Chief Financial Officer

EXISTING STOCKHOLDERS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

27

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

28

SCHEDULE 1.2

Name of Stockholder	Number of Shares of Stock Owned

29

ATTACHMENT “A”

Name of Stockholder	Address

30

ADDITIONAL STOCKHOLDERS

This page is one of the signature pages to the AGREEMENT made and entered into as of October 29, 2003, by and among ALTIVA CORPORATION, a Delaware corporation (the “Company”), and the “Stockholders” of the Company party thereto, including the undersigned Additional Stockholder(s), and each person signing this page below intends to be legally bound by such Stockholders Agreement as an “Additional Stockholder” thereunder.

DATE OF SIGNATURE: ______________, 200_

STOCKHOLDER(s):
Name of Stockholder (Print)	If Stockholder is not an Individual, check proper box, and indicate capacity of signatory under the signature: ☐ Trust ☐ Estate ☐ Partnership ☐ Corporation ☐ Other

Name of Joint Stockholder (if any) (Print)	If Joint Ownership, check one: ☐ Joint Tenants with Right of Survivorship ☐ Tenants in Common ☐ Tenants by the Entireties ☐ Community Property

X Signature of Stockholder	Address for Stockholder(s)

X Signature of Joint Stockholder (if any)	City State Zip Code

Capacity of Signatory (if Stockholder is not an Individual)

31

EXHIBIT E

BOA COMMITMENT LETTER

EXHIBIT F

GUARANTEE SECURITY AGREEMENT

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR	17

ARTICLE IV COVENANTS OF THE COMPANY	19

4.01 Reserve for Conversion of Note and Exercise of Option	19
4.02 Corporate Existence	19
4.03 Use of Proceeds	19
4.04 Compliance with Laws and Contractual Obligations	20
4.05 Keeping of Records and Books of Account	20
4.06 Payment of Taxes	20
4.07 Inspection	20
4.08 Notification of Changes	20
4.09 Supplementary Financial Information	20
4.10 Required Insurance Coverage	21
4.11 Maintenance of Properties	21
4.12 Distributions on Capital Stock; Transactions with Affiliates.	21
4.13 Limitation of Incurrence of Indebtedness or Liens	22
4.14 Limitation on Extraordinary Changes Without Prior Written Consent	22
4.15 No Prepayment of Certain Debt; No Designation of Other Debt as Senior	22
4.16 Form D	23
4.17 No Issuances of Securities	23
4.18 Continued Employment of CEO and CFO	23
4.19 Business Activities	24
4.20 Capital Stock of Subsidiaries	24
4.21 Modification of Charter Documents	24
4.22 Notice to Non-Consenting Stockholders	24

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR	24

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE COMPANY	28

6.01 Representations and Warranties to be True and Correct	28
6.02 Payment of Purchase Price	28
6.03 Litigation	28
6.04 Stockholders Agreement	28

ARTICLE VII SURVIVAL; INDEMNIFICATION	28

7.01 Survival of Representations and Warranties	28
7.02 Indemnification	28

ARTICLE VIII TERMINATION	30

8.01 Termination	30
8.02 Effect of Termination	30
8.03 Termination of Agreement and Other Transaction Documents Upon a Qualified IPO	30
8.04 Termination of Agreement and Other Transaction Documents Upon a Change in Control	31
8.05 Line of Credit or Guarantee	32

ARTICLE IX MISCELLANEOUS	33

9.01 Expenses	33
9.02 Public Announcements	33
9.03 Brokerage	33
9.04 Parties in Interest	33
9.05 Notices	33
9.06 Governing Law	33
9.07 Entire Agreement	33
9.08 Counterparts	34
9.09 Amendments and Waivers	34
9.10 Severability	34
9.11 Titles and Subtitles	34
9.12 Definition of “Person	34
9.13 Jurisdiction	34
9.14 Waiver of Jury Trial	34
9.15 Florida Rescission Right	35

List of Exhibits

EXHIBIT A—Form of Note

EXHIBIT B—Opinion of Company Counsel

EXHIBIT C—Security Agreement

EXHIBIT D—Stockholders Agreement

EXHIBIT E—BOA Commitment Letter

EXHIBIT F – Guarantee Security Agreement

List of Schedules

Schedule 2.04—Authorized Capital Stock

Schedule 2.05—Financial Statements

Schedule 2.06—Litigation, Compliance with Law

Schedule 2.07—Proprietary Information of Third Parties

Schedule 2.08—Title to Assets

Schedule 2.09—Insurance

Schedule 2.10—Taxes

Schedule 2.11—Material Agreements

Schedule 2.12—Intellectual Property Assets

Schedule 2.13—Investments in Other Persons

Schedule 2.14—Assumptions, Guaranties, etc. of Indebtedness of Other Persons

Schedule 2.15—Governmental Approvals

Schedule 2.18—No Brokers or Finders

Schedule 2.19—Officers and other Employees

Schedule 2.20—Transactions with Affiliates

Schedule 2.23—Labor Relations

Schedule 2.26—Environmental Matters

Schedule 2.27—Product Liability

Schedule 2.28—Accounts Payable

Schedule 4.03—Use of Proceeds

The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.